                                                                 Exhibit 4(b)(1)

                             Participation Agreement

                             (UTC Trust No. 1995-A)
                                     (L-14_)

                               Dated May __, 1996

                                      among

                             Union Tank Car Company,
                                    as Lessee

                        -------------------------------,
                                as Owner Trustee

                        -------------------------------,
                              as Owner Participant

                        --------------------------------,
                              as Indenture Trustee

                                       and

                        --------------------------------,
                             as Pass Through Trustee

                          Covered Hoppers and Tank Cars

                                Table of Contents

                                                                                                          Page
                                                                                                          ----
SECTION 1.   DEFINITIONS; INTERPRETATION OF THIS AGREEMENT...............................................  2

SECTION 2.   SALE AND PURCHASE; PARTICIPATION IN EQUIPMENT COST;
             CLOSINGS; TRANSACTION COSTS.................................................................  2
         Section 2.1.    Sale and Purchase...............................................................  2
         Section 2.2.    Participation in Equipment Cost.................................................  3
         Section 2.3.    Closing Dates; Procedure for Participation......................................  4
         Section 2.4.    Owner Participant's Instructions to the Owner Trustee;
                         Satisfaction of Conditions......................................................  6
         Section 2.5.    Expenses........................................................................  6
         Section 2.6.    Calculation of Adjustments to Basic Rent, Stipulated Loss
                         Value and Termination Value; Confirmation and
                         Verification....................................................................  9
         Section 2.7.    Postponement of Closing Dates................................................... 11

SECTION 3.   REPRESENTATIONS AND WARRANTIES.............................................................. 13
         Section 3.1.    Representations and Warranties of the Owner Trustee............................. 13
         Section 3.2.    Representations and Warranties of the Lessee.................................... 15
         Section 3.3.    Representations and Warranties of the Indenture Trustee......................... 19
         Section 3.4.    Representations, Warranties and Covenants Regarding
                         Beneficial Interest and Equipment Notes ........................................ 20
         Section 3.5.    Representations and Warranties of the Pass Through Trustee ..................... 21
         Section 3.6.    Representations and Warranties of the Owner Participant......................... 22
         Section 3.7.    Opinion Acknowledgment.......................................................... 23

SECTION 4.   CLOSING CONDITIONS.......................................................................... 24
         Section 4.1.    Conditions Precedent to Investment by Each Participant.......................... 24
         Section 4.2.    Additional Conditions Precedent to Investment by Pass
                         Through Trustee................................................................. 28
         Section 4.3.    Additional Conditions Precedent to Investment by Owner
                         Participant..................................................................... 28
         Section 4.4.    Conditions Precedent to the Obligation of the Lessee............................ 29

SECTION 5.   FINANCIAL AND OTHER REPORTS OF THE LESSEE................................................... 30

SECTION 6.   CERTAIN COVENANTS OF THE PARTICIPANTS, THE TRUSTEES
             AND THE LESSEE.............................................................................. 32
         Section 6.1.    Restrictions on Transfer of Beneficial Interest................................. 32
         Section 6.2.    Lessor's Liens Attributable to the Owner Participant............................ 34
         Section 6.3.    Lessor's Liens Attributable to the Owner Trustee................................ 35
         Section 6.4.    Liens Created by the Indenture Trustee and the Loan
                         Participant..................................................................... 35

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
         Section 6.5.    Covenants of the Owner Trustee, the Owner Participant and
                         the Indenture Trustee........................................................... 36
         Section 6.6.    Amendments to Operative Agreements.............................................. 36
         Section 6.7.    Covenant of the Lessee.......................................................... 36
         Section 6.8.    Merger Covenant................................................................. 37
         Section 6.9.    Lessee's Purchase in Certain Circumstances...................................... 37
         Section 6.10.   Owner Participant an Affiliate of Lessee........................................ 38
         Section 6.11.   Corporate Existence; Place of Business.......................................... 39
         Section 6.12.   No Impairment of Warranties..................................................... 39

SECTION 7.   LESSEE'S INDEMNITIES........................................................................ 39
         Section 7.1.    General Tax Indemnity........................................................... 39
         Section 7.2.    General Indemnification and Waiver of Certain Claims............................ 46

SECTION 8.   LESSEE'S RIGHT OF QUIET ENJOYMENT........................................................... 50

SECTION 9.   SUCCESSOR INDENTURE TRUSTEE................................................................. 50

SECTION 10.  MISCELLANEOUS............................................................................... 51
         Section 10.1.   Consents........................................................................ 51
         Section 10.2.   Refinancing..................................................................... 51
         Section 10.3.   Amendments and Waivers.......................................................... 54
         Section 10.4.   Notices......................................................................... 54
         Section 10.5.   Survival........................................................................ 55
         Section 10.6.   No Guarantee of Debt............................................................ 55
         Section 10.7.   Successors and Assigns.......................................................... 55
         Section 10.8.   Business Day.................................................................... 56
         Section 10.9.   Governing Law................................................................... 56
         Section 10.10.  Severability.................................................................... 56
         Section 10.11.  Counterparts.................................................................... 56
         Section 10.12.  Headings and Table of Contents.................................................. 56
         Section 10.13.  Limitations of Liability........................................................ 56
         Section 10.14.  Maintenance of Non-Recourse Debt................................................ 57
         Section 10.15.  Ownership of and Rights in Units................................................ 57

EXHIBITS

Exhibit A - Insurance
Exhibit B - Form of Guaranty

SCHEDULES

Schedule 1A -   Description of Equipment and Equipment Cost (Initial Closing)
Schedule 1B -   Description of Equipment and Equipment Cost (Subsequent Closing)
Schedule 2  -   Payment Information for Participants
Schedule 3  -   Schedule of Basic Rent Payments
Schedule 4  -   Schedule of Stipulated Loss Value
Schedule 5  -   Schedule of Termination Value
Schedule 6  -   Terms of Equipment Notes
Schedule 7  -   Early Purchase Information
Schedule 8  -   Basic Term Purchase Information
Schedule 9  -   Outside Date Purchase Information

             PARTICIPATION AGREEMENT (UTC TRUST NO. 1996-A) (L-14_)

         This Participation Agreement (UTC Trust No. 1996-A) (L-14_), dated May __, 1996 (this "Agreement"), among (i) Union Tank Car Company, a Delaware corporation (herein, together with its successors and assigns, called the "Lessee"), (ii)___________________, a ______________________, not in its
individual capacity except as expressly stated herein, but solely as trustee under the Trust Agreement (as hereinafter defined) (herein in such capacity, together with its successors and assigns, called the "Owner Trustee"), (iii) ______________ , a (herein, together with its successors and assigns, called the "Owner Participant"), (iv) _________________, a _____________________, as
trustee under the Indenture (as defined below) (herein in such capacity, together with its successors and assigns, called the "Indenture Trustee"), and
(v) ___________________, a ___________________, not in its individual capacity except as expressly provided herein but solely as Pass Through Trustee under the Pass Through Trust Agreement (as hereinafter defined) (herein in such capacity, together with its successors and assigns, called the "Pass Through Trustee" or the "Loan Participant"). The Owner Participant and the Loan Participant are herein sometimes referred to together as the "Participants".

                                   WITNESSETH:

         WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant has entered into the Trust Agreement (UTC Trust No. 1996-A) (L-14_) pursuant to which the Owner Trustee agrees, among other things, to hold the Trust Estate for the benefit of the Owner Participant thereunder on the terms specified in the Trust Agreement, subject, however, to the Lien created under the Indenture and, subject to the terms and conditions hereof, to purchase the Units of Equipment described in Schedules 1A and 1B hereto from the Lessee and concurrently with such purchases to lease such Units of Equipment to the Lessee;

         WHEREAS, pursuant to the Pass Through Trust Agreement, on the Initial Closing Date, a grantor trust will be created to facilitate the financing contemplated hereby;

         WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee has entered into the Indenture with the Indenture Trustee pursuant to which Indenture the Owner Trustee agrees, among other things, for the benefit of the holder or holders of the Equipment Notes, to issue to the Pass Through Trustee as Loan Participant, the Equipment Notes as evidence of the loan made by the Loan Participant in connection with the financing of the Equipment Cost for the Equipment;

         WHEREAS, pursuant to the terms of the Trust Agreement, the Owner Trustee is authorized and directed by the Owner Participant (i) to accept delivery of a Bill of Sale evidencing the purchase and transfer of title of each Unit of Equipment to the Owner Trustee and (ii) to execute and deliver the Lease pursuant to which, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to the Lessee, and the Lessee agrees to lease from the Owner Trustee, each Unit of Equipment to be delivered on the Initial Closing Date and the Subsequent Closing Date, such lease to be evidenced by the execution and delivery of Lease Supplements covering such Units;

         WHEREAS, concurrently with the execution and delivery of this Agreement, the Lessee and the Owner Participant have entered into the Tax Indemnity Agreement relating to the Equipment; and

         WHEREAS, the proceeds from the sale of the Equipment Notes to the Loan Participant will be applied, together with the equity contribution made by the Owner Participant pursuant to this Agreement, to effect the purchase of the Equipment by the Owner Trustee contemplated hereby.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION OF THIS AGREEMENT.

         The capitalized terms used in this Agreement (including the foregoing recitals) and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto, unless the context hereof shall otherwise require. All references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement unless otherwise indicated. All accounting terms not otherwise defined herein or in Appendix A hereto have the meanings assigned to them in accordance with generally accepted accounting principles. The words herein, hereof and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

SECTION 2. SALE AND PURCHASE; PARTICIPATION IN EQUIPMENT COST; CLOSINGS;
           TRANSACTION COSTS.

         Section 2.1. Sale and Purchase. Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, the Lessee agrees to sell to the Owner Trustee and the Owner Trustee agrees to purchase from the Lessee, (i) on the Initial Closing Date, the Units described in Schedule 1A as hereinafter provided, and (ii) on the Subsequent Closing Date, the Units described in Schedule 1B as hereinafter provided, and in connection therewith, the Owner Trustee agrees to pay to the Lessee the cost for each of the various Units as specified in Schedules 1A and 1B; provided, however, that
(i) the Owner Trustee shall not be obligated to purchase on the Initial Closing Date or the Subsequent Closing Date any Unit that is destroyed, damaged, defective, in unsuitable condition or otherwise unacceptable to the Lessee for lease pursuant to the Lease, and (ii) the aggregate Equipment Cost for all Units of Equipment purchased on the Subsequent Closing Date shall not exceed $____________. The Lessee shall deliver said Units of Equipment to the Owner Trustee and the Owner Trustee shall accept such delivery on delivery dates as more fully provided herein (the first such delivery date being referred to herein as the "Initial Closing Date" and the second such delivery date being referred to herein as the "Subsequent Closing Date"); provided that the

Initial Closing Date shall occur on or prior to [MAY 31, 1996] and the Subsequent Closing Date shall occur on or prior to [JUNE 30, 1996]. Each of the Initial Closing Date and the Subsequent Closing Date are herein sometimes referred to individually as a "Closing Date" and together as the "Closing Dates".

         Section 2.2. Participation in Equipment Cost.

         (a) Equity Participation. Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, on the Initial Closing Date and on the Subsequent Closing Date the Owner Participant agrees to participate in the payment of the Equipment Cost for the Units delivered on the Initial Closing Date and the Subsequent Closing Date, as the case may be, by making an equity investment in the beneficial ownership of such Units in the amount equal to the product of the aggregate Equipment Cost for the Units delivered on the Initial Closing Date and the Subsequent Closing Date, as the case may be, and the percentage set forth opposite the Owner Participant's name in Schedule 2 (the respective amounts payable by the Owner Participant on the Initial Closing Date and the Subsequent Closing Date being referred to herein as the Owner Participant's "Commitment"). The aggregate amount of the Owner Participant's Commitment shall not exceed $__________. The Owner Participant's Commitment shall be paid to the Indenture Trustee to be held (but not as part of the Indenture Estate) and applied on behalf of the Owner Trustee toward the payment of the Equipment Cost for the Units as provided in Section 2.3.

         (b) Debt Participation. Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, on the Initial Closing Date and on the Subsequent Closing Date the Loan Participant agrees to participate in the payment of the Equipment Cost for the Units delivered on the Initial Closing Date and the Subsequent Closing Date, as the case may be, by making a secured loan, to be evidenced by the Equipment Notes, to the Owner Trustee in the amount equal to the product of the aggregate Equipment Cost for the Units delivered on the Initial Closing Date and the Subsequent Closing Date, as the case may be, and the percentage set forth opposite such Loan Participant's name in Schedule 2 (the respective amounts payable by the Loan Participant on the Initial Closing Date and the Subsequent Closing Date being referred to herein as the Loan Participant's "Commitment"). The aggregate amount of the Loan Participant's Commitment shall not exceed $__________. The Equipment Notes shall bear interest at the rates set forth on
Schedule 6.

         (c) Interim Interest Payment. On each of __________, 1996 and the Basic Term Commencement Date, the Owner Trustee covenants and agrees that it will pay, using funds that are to be advanced by the Owner Participant on such date, to the Indenture Trustee the interest (the "Interim Interest") due and payable to the Loan Participant on such date under the Equipment Notes. The Owner Participant shall have no personal liability to advance any such funds and shall notify the Owner Trustee and the Lessee at least five Business Days prior to __________, 1996 and the Basic Term Commencement Date, as the case may be, if the Owner Participant will not advance Interim Interest to the Owner Trustee. The Owner Trustee shall promptly notify the Lessee if the Owner Participant fails to advance Interim Interest pursuant to this Section 2.2(c). The Owner Participant hereby agrees to the terms and conditions set forth in Section 3.5 of the Lease.

         Section 2.3. Closing Dates; Procedure for Participation.

         (a) Notice of Initial Closing Date. Not later than the Pricing Date, the Lessee shall give the Owner Participant, the Indenture Trustee, the Owner Trustee and the Loan Participant notice (a "Notice of Delivery") by telex, telegraph, facsimile or other form of telecommunication or telephone (to be promptly confirmed in writing) of the Initial Closing Date, which Notice of Delivery shall specify in reasonable detail the number and type of Units to be delivered on such date, the aggregate Equipment Cost of such Units, and the respective amounts of the Owner Participant's Commitment and the Loan Participant's Commitment required to be paid with respect to such Units. Prior to 12:00 noon, New York time, on the Initial Closing Date, the Owner Participant shall make the amount of the Owner Participant's Commitment required to be paid on the Initial Closing Date available to the Indenture Trustee, and immediately prior to the delivery and acceptance of the Units specified in Section 2.3(b), the Loan Participant shall make the amount of the Loan Participant's Commitment for the Equipment Cost required to be paid on the Initial Closing Date available to the Indenture Trustee, in either case, by transferring or delivering such amounts, in funds immediately available on the Initial Closing Date, to the Indenture Trustee, either directly to, or for deposit in, the Indenture Trustee's account at ___________________, ABA No. _____________, Corporate Trust Clearing Account No. __________, for credit to trust number ______________,
Attention: _________________ UTC Trust No. 1996-A (L-14_). The making available by the Owner Participant of the amount of its Commitment for the Equipment Cost required to be paid on the Initial Closing Date shall be deemed a waiver of the Notice of Delivery by the Owner Participant and the Owner Trustee and the making available by the Loan Participant of the amount of its Commitment for the Equipment Cost required to be paid on the Initial Closing Date shall be deemed a waiver of the Notice of Delivery by the Loan Participant and the Indenture Trustee.

         (b) Initial Closing. The initial closing of the transactions contemplated hereby (the "Initial Closing") shall take place beginning at 10:00 a.m., Chicago time, on the Initial Closing Date at the offices of Neal, Gerber & Eisenberg, Two North LaSalle Street, Chicago, Illinois 60602 or at such other place or time as the parties hereto shall agree. Upon receipt by the Indenture Trustee on the Initial Closing Date of the full amount of the Owner Participant's Commitment in respect of the Units delivered on the Initial Closing Date and the Loan Participant's Commitment in respect of the Units delivered on the Initial Closing Date, the Indenture Trustee on behalf of the Owner Trustee shall, subject to the conditions set forth in Sections 4.1 and 4.3 having been fulfilled to the satisfaction of the Owner Participant or waived by the Owner Participant, pay to the Lessee from the funds then held by it, in immediately available funds, an amount equal to the Equipment Cost for the Units delivered on the Initial Closing Date, and simultaneously therewith, (i) the Lessee shall deliver such Units to the Owner Trustee, (ii) the Owner Trustee shall, pursuant to the Lease, lease and deliver the Equipment delivered on the Initial Closing Date to the Lessee, and the Lessee, pursuant to the Lease, shall accept delivery of such Units under the Lease, such lease, delivery and acceptance of the Units under the Lease shall be conclusively evidenced by the execution and delivery by the Lessee and

Owner Trustee of a Lease Supplement covering the Equipment so delivered as described in Schedule 1A, (iii) the Owner Trustee shall execute and deliver to the Loan Participant an Equipment Note relating to such Lease Supplement. Each of the Lessee, the Owner Participant, the Owner Trustee, the Loan Participant and the Indenture Trustee hereby agree to take all actions required to be taken by it in connection therewith and pursuant to this Section 2.3(b).

         (c) Notice of Subsequent Closing Date. Not later than the fourth Business Day prior to the Subsequent Closing Date, the Lessee shall give the Owner Participant, the Indenture Trustee, the Owner Trustee and the Loan Participant notice (a "Notice of Delivery") by telex, telegraph, facsimile or other form of telecommunication or telephone (to be promptly confirmed in writing) of the Subsequent Closing Date, which Notice of Delivery shall specify in reasonable detail the number and type of Units to be delivered on such date, the aggregate Equipment Cost of such Units, and the respective amounts of the Owner Participant's Commitment and the Loan Participant's Commitment required to be paid with respect to such Units. Immediately prior to the delivery and acceptance of the Units specified in Section 2.3(d), the Owner Participant shall make the amount of the Owner Participant's Commitment required to be paid on the Subsequent Closing Date available to the Indenture Trustee, and the Loan Participant shall make the amount of the Loan Participant's Commitment for the Equipment Cost required to be paid on the Subsequent Closing Date available to the Indenture Trustee, in each case, by transferring or delivering such amounts, in funds immediately available on the Subsequent Closing Date, to the Indenture Trustee, either directly to, or for deposit in, the Indenture Trustee's account described in Section 2.3(a). The making available by the Owner Participant of the amount of its Commitment for the Equipment Cost required to be paid on the Subsequent Closing Date shall be deemed a waiver of the Notice of Delivery by the Owner Participant and the Owner Trustee and the making available by the Loan Participant of the amount of its Commitment for the Equipment Cost required to be paid on the Subsequent Closing Date shall be deemed a waiver of the Notice of Delivery by the Loan Participant and the Indenture Trustee.

         (d) Subsequent Closing. The subsequent closing of the transactions contemplated hereby (the "Subsequent Closing") shall take place beginning at 10:00 a.m., Chicago time, on the Subsequent Closing Date (which date shall be June __, 1996 unless another date is specified in the Notice of Delivery) at the offices of Neal, Gerber & Eisenberg, Two North LaSalle Street, Chicago, Illinois 60602 or at such other place or time as the parties hereto shall agree. Upon receipt by the Indenture Trustee on the Subsequent Closing Date of the full amount of the Owner Participant's Commitment in respect of the Units delivered on the Subsequent Closing Date and the Loan Participant's Commitment in respect of the Units delivered on the Subsequent Closing Date, the Indenture Trustee on behalf of the Owner Trustee shall, subject to the conditions set forth in Sections 4.1 and 4.3 having been fulfilled to the satisfaction of the Owner Participant or waived by the Owner Participant, pay to the Lessee from the funds then held by it, in immediately available funds, an amount equal to the Equipment Cost for the Units delivered on the Subsequent Closing Date, and simultaneously therewith, (i) the Lessee shall deliver such Units to the Owner Trustee, (ii) the Owner Trustee shall, pursuant to the Lease, lease and deliver the Equipment delivered on the Subsequent Closing Date to the Lessee, and the Lessee, pursuant to the Lease, shall accept delivery of such Units under the Lease, such lease, delivery and acceptance of the Units under the Lease shall be conclusively evidenced by the execution and delivery by the Lessee and Owner Trustee of a Lease Supplement covering the Equipment so delivered as described in Schedule 1B, (iii) the Owner Trustee shall execute and deliver to the Loan Participant an Equipment Note relating to such Lease Supplement. Each of the Lessee, the Owner Participant, the Owner Trustee, the Loan Participant and the Indenture Trustee hereby agree to take all actions required to be taken by it in connection therewith and pursuant to this
Section 2.3(d).

         Section 2.4. Owner Participant's Instructions to the Owner Trustee; Satisfaction of Conditions.

         (a) The Owner Participant agrees that the making available to the Indenture Trustee of the amount of its Commitment for the Units delivered on the Closing Dates in accordance with the terms of this Section 2 shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee, subject, on the Closing Dates, to the conditions set forth in Sections 4.1 and 4.3 having been fulfilled to the satisfaction of the Owner Participant or waived by the Owner Participant, to take the actions specified in
Section 2.1 of the Trust Agreement with respect to the Units on the Closing
Dates.

         (b) The Owner Participant agrees that the authorization by the Owner Participant or its counsel to the Indenture Trustee to release to the Lessee the Owner Participant's Commitment with respect to the Units delivered on the Closing Dates shall constitute, without further act, notice and confirmation that all conditions to closing set forth in Sections 4.1 and 4.3 were either met to the satisfaction of the Owner Participant or, if not so met, were waived by it with respect to such Units.

         Section 2.5. Expenses.

         (a) If the Owner Participant shall have made its investments provided for in Section 2.2 and the transactions contemplated by this Agreement are consummated, either the Owner Participant will promptly pay, or the Owner Trustee will promptly pay, with funds the Owner Participant hereby agrees to pay to the Owner Trustee, the following (the "Transaction Costs") if evidenced by an invoice delivered to the Owner Participant and approved by the Lessee prior to the Basic Term Commencement Date:

              (i) the cost of reproducing, printing and filing the Operative Agreements, the Equipment Notes, the Pass Through Certificates, the Registration Statement, the preliminary prospectus, the final prospectus and the Underwriting Agreement and all amendments and supplements to the foregoing, including all costs and fees in connection with filing the Registration Statement and the initial filing and recording of the Lease, the Indenture and any other document required to be filed or recorded pursuant to the provisions hereof or of any other Operative Agreement and the fees and expenses of the rating agencies in connection with rating the Pass Through Certificates;

              (ii) the reasonable fees of __________, special counsel for the Owner Participant, in the amount of (or if Section 2.5(c) applies, not to exceed) $________, plus reasonable disbursements, for their services rendered in connection with the negotiation, execution and delivery of this Participation Agreement and the Operative Agreements related hereto;

                  (iii) all costs and fees in connection with the qualification of the Pass Through Certificates under securities or Blue Sky laws in accordance with the provisions of Section 5(e) of the Underwriting Agreement, including filing fees and the fees and disbursements of Mayer, Brown & Platt in connection therewith and in connection with the preparation of any Blue Sky memorandum;

                  (iv) the reasonable fees and expenses of Ernst & Young LLP, the Lessee's independent auditors, for their services rendered in connection with issuing "comfort letters" to the Underwriters;

                  (v) the reasonable fees and expenses of Mayer, Brown & Platt, special counsel for the Underwriters, in an amount not to exceed $_______, for their services rendered in connection with the preparation of documentation, negotiation, execution and delivery of the preliminary prospectus, the final prospectus, the Underwriting Agreement, this Agreement and the Operative Agreements related hereto;

                  (vi) the reasonable fees and expenses of Hogan & Hartson, special regulatory counsel, and Osler Hoskin & Harcourt, special Canadian counsel, for the Owner Participant and the Indenture Trustee;

                 (vii) the reasonable fees and expenses of , special counsel for the Owner Trustee, for their services rendered in connection with the negotiation, execution and delivery of this Agreement and the Operative Agreements related hereto;

                (viii) the commissions payable to the Underwriters in connection with the sale of that principal amount of Pass Through Certificates which is equal to the aggregate principal amount of the Equipment Notes;

                  (ix)  the initial fees and expenses of the Owner Trustee;

                   (x)  the initial fees and expenses of the Indenture Trustee;

                  (xi) the reasonable fees and expenses of R.L. Banks & Associates, Inc. for their services rendered in connection with delivering the Appraisal required by Section 4.3(a); and

                 (xii) the costs incurred in connection with any adjustment pursuant to Section 2.6(a).

         Notwithstanding the foregoing, Transaction Costs shall not include internal costs and expenses such as salaries and overhead of whatsoever kind or nature of, nor costs incurred by, parties to this Participation Agreement pursuant to arrangements with third parties for services

(other than those expressly referred to above), such as travel expenses, computer time procurement, financial analysis and consulting, advisory services and costs of a similar nature.

         (b) Upon the consummation of the transactions contemplated by this Agreement, the Lessee agrees to pay when due: (i) the reasonable expenses (including reasonable legal fees and expenses) of the Owner Trustee, the Indenture Trustee and the Participants incurred subsequent to the delivery of the Equipment on the Initial Closing Date and the Subsequent Closing Date, in connection with any supplements, amendments, modifications, alterations, waivers or consents of or with respect to any of the Operative Agreements which are (1) requested by, or necessitated by action or inaction on the part of, the Lessee or by any applicable law or regulation (other than laws or regulations solely relating to the business of the Lessor or the Owner Participant) or entered into in connection with, or as a result of, a Lease Default or (2) necessary or required to effectuate the purpose or intent of any Operative Agreement (including costs incurred in connection with any adjustment pursuant to Section 2.6); (ii) the ongoing reasonable fees and expenses (including reasonable legal fees and expenses) of the Owner Trustee under the Trust Agreement; (iii) the ongoing reasonable fees and expenses of the Indenture Trustee under the Operative Agreements; and (iv) the ongoing reasonable fees and expenses of the Pass Through Trustee under the Pass Through Trust Agreement.

         (c) If the transactions contemplated hereby are not consummated as a result of (i) the Lessee's default in its obligations to consummate the transactions contemplated hereby, (ii) the Lessee's failure to consummate the transactions contemplated hereby after the satisfaction or waiver of the conditions set forth in Section 4 (other than conditions the satisfaction of which are solely in the control of the Lessee), or (iii) subject to the next sentence, in any other circumstance, the Lessee shall pay all Transaction Costs; provided, however, that if the Initial Closing occurs but the Subsequent Closing does not occur as the result of a circumstance described in clause (i), (ii) or
(iii) above, the Lessee shall pay all Transaction Costs incurred in connection with or otherwise relating to the Subsequent Closing. Notwithstanding anything contained herein to the contrary, if the transactions contemplated hereby are not consummated as a result of (x) the Owner Participant's default in its obligations to consummate the transactions hereunder, or (y) the Owner Participant's failure to make its equity investments as required by Section 2.2(a) after the conditions specified in Section 4 have been satisfied or waived by it in writing (other than conditions the satisfaction of which are solely in the control of the Owner Participant), the Owner Participant shall pay its expenses and the expenses of its counsel in connection with the transactions contemplated hereby; provided, however, that if the Initial Closing occurs but the Subsequent Closing does not occur as a result of a circumstance described in clause (x) or (y) above, the Owner Participant shall pay its expenses and the expenses of its counsel incurred in connection with or otherwise relating to the Subsequent Closing.

         (d) Notwithstanding the foregoing provisions of this Section 2.5, except as specifically provided in Section 7.2 or in any other Operative Agreement, the Lessee shall have no liability for any costs or expenses relating to any voluntary transfer of the Owner Participant's interest in the Equipment including any transfer prior to the Initial Closing Date or the Subsequent Closing Date of the Owner Participant's obligation to fund its participation pursuant to Section 2 (other than in connection with any transfer pursuant to Section 6.9 of this Agreement, Sections 8.3, 10.2, 11.4, 22.1 or 22.3 of the Lease or a Lease Event of Default) and no such costs or expenses shall constitute Transaction Costs and the Lessee will not have any obligation with respect to the costs and expenses resulting from any voluntary transfer of any equity interest by any transferee of the Owner Participant, whenever occurring (other than in connection with a Lease Event of Default).

         Section 2.6. Calculation of Adjustments to Basic Rent, Stipulated Loss Value and Termination Value; Confirmation and Verification.

         (a) Calculation of Adjustments. In the event that (A) the Initial Closing Date is other than May __, 1996 or the Subsequent Closing Date is other than June __, 1996 or (B) the Transaction Costs paid by the Owner Participant pursuant to Section 2.5 prior to the Basic Term Commencement Date are less or more than 1.2% of the Total Equipment Cost or (C) a refinancing contemplated or required by Section 10.2 occurs, (D) the Equipment made subject to the Lease on the Subsequent Closing Date is other than as described in Schedule 1B or (E) subsequent to the Initial Closing Date but prior to the acceptance of the Units to be delivered on the Subsequent Closing Date: (1) there shall have occurred a Change in Tax Law and (2) after having been advised in writing by the Owner Participant of such Change in Tax Law and the proposed adjustment to the payments of Basic Rent payable in respect of such Units resulting therefrom, the Lessee shall have waived its right under Section 4.4 of this Agreement to decline to proceed with the transaction or the Owner Participant shall have agreed to limit the amount of such proposed adjustment as set forth in such
Section 4.4, then, in each such case, the Owner Participant shall recalculate the payments or amounts, as the case may be, of Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price,
(i) to preserve the Net Economic Return that the Owner Participant would have realized had the Initial Closing Date been May __, 1996 or the Subsequent Closing Date been June __, 1996, had the Transaction Costs equaled 1.2% of the Total Equipment Cost, had the Equipment made subject to the Lease on the Subsequent Closing Date been as so described, or had such refinancing or Change in Tax Law not occurred and (ii) to minimize to the greatest extent possible, consistent with the foregoing clause (i), the present value (discounted semiannually at an interest rate per annum equal to the Debt Rate) of the payments of Basic Rent; provided, however, that any such recalculation performed due to the occurrence of an event described in clause (A) above shall be made only in respect of Units delivered on the Initial Closing Date or the Subsequent Closing Date, as the case may be, and any such recalculation performed due to a Change in Tax Law shall be made only in respect of Units delivered on the Subsequent Closing Date. Any such recalculation performed due to the occurrence of an event described in clause (A) or (B) above shall be made prior to the Basic Term Commencement Date. In performing any such recalculation and in determining the Owner Participant's Net Economic Return, the Owner Participant shall utilize the same methods and assumptions originally used in making the computations of Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price with respect to the Basic Term initially set forth in Schedules 3, 4, 5, 7 and 8 to this Participation Agreement (other than those assumptions changed as a result of any of the events described in clauses (A) through (D) of the preceding sentence necessitating such recalculation; it being agreed that such recalculation shall reflect solely any changes of assumptions or facts resulting directly from the event or events necessitating such recalculation). Such adjustments shall comply (to the extent the original structure complied) with section 467 of the Code and the requirements of Sections 4.02(5),

4.07(1) and (2) and 4.08(1) of Revenue Procedure 75-28, as amended, calculated, except in the case of a refinancing pursuant to Section 10.2 or any rent adjustment pursuant to Section 5(a)(3)(B) of the Tax Indemnity Agreement, without taking into account any change after the Closing Date in or to Section 467 of the Code (and any regulations thereunder) and such requirements of Revenue Procedure 75-28.

         (b) Confirmation and Verification. Upon completion of any recalculation described above in this Section 2.6, a duly authorized officer of the Owner Participant shall provide a certificate to the Lessee either (x) stating that the payments of Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price with respect to the Basic Term as are then set forth in Schedules 3, 4, 5, 7 and 8 of this Participation Agreement do not require change, or (y) setting forth such adjustments to the payments of Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price or Basic Term Purchase Price with respect to the Basic Term as have been calculated by the Owner Participant in accordance with Section 2.6(a) above. Such certificate shall describe in reasonable detail the basis for any such adjustments. Any such adjustment shall become effective on the thirty-first
(31st) day following delivery by the Owner Participant of such certificate to the Lessee unless Lessee, prior to such day, requests verification pursuant to the following sentence. Any such adjustment and corresponding adjustments to the Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price will be computed on a basis consistent with that used by the Owner Participant in the original calculation of Basic Rent. If the Lessee shall so request, the recalculation of any such adjustments described in this Section
2.6 shall be verified by a nationally recognized firm of independent accountants selected by the Owner Participant and reasonably acceptable to the Lessee and any such recalculation of such adjustment as so verified shall be binding on the Lessee and the Owner Participant. Such accounting firm shall be requested to make its determination within 30 days. The Owner Participant shall provide to a representative of such accounting firm, on a confidential basis, such information as it may reasonably require, including the original assumptions used by the Owner Participant and the methods used by the Owner Participant in the original calculation of, and any recalculation of, Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price and such other information as is necessary to determine whether the computation is accurate and in conformity with the provisions of this Agreement, provided that in no event shall the Owner Participant have any obligation to provide the Lessee with any such information; and provided, further, that the Owner Participant shall have no obligation to disclose to the Lessee, such accounting firm or any other Person, or to permit the Lessee, such accounting firm or any other Person, to examine any federal, state or local income tax returns of the Owner Participant, or books or accounting records related thereto, for any taxable year. The costs of such verification shall be borne by the Lessee; provided, however, if such accounting firm's verification shall result in a decrease in the net present value (expressed as a percentage of Total Equipment Cost) of the Basic Rent (discounted semiannually at a rate per annum equal to the Debt Rate) under the Lease calculated as of the Initial Closing Date in the case of Units delivered at the Initial Closing or as of the Subsequent Closing Date in the case of Units delivered at the Subsequent Closing Date, as compared to the net present value of Basic Rent proposed by the Owner Participant, by more than the greater of (x) 10 basis points or (y) 10% of the proposed adjustment, then the Owner Participant agrees to reimburse the Lessee for any amounts paid for such verification. Any revised adjustment resulting from such verification shall become effective on the next Rent Payment Date after such verification has been concluded, and shall take into account any underpayment or overpayment, together with interest thereon at the Debt Rate, resulting from an earlier effectiveness of the original adjustment.

         (c) Compliance. Notwithstanding the foregoing, any adjustment made to the payments of Basic Rent, Stipulated Loss Values, Termination Values or Early Purchase Price with respect to the Basic Term, pursuant to the foregoing, shall comply with the following requirements: (i) each installment of Basic Rent (together with any Advance payable under Section 3.5 of the Lease), as so adjusted, under any circumstances and in any event, will be in an amount at least sufficient for the Owner Trustee to pay in full as of the due date of such installment any payment of principal of and interest on the Equipment Notes required to be paid on the due date of such installment of Basic Rent (except for the prepayment of principal required to be made on the Mandatory Refinancing
Date) and (ii) Stipulated Loss Value, Termination Value and Early Purchase Price, as so adjusted, under any circumstances and in any event, will be an amount which, together with any other amounts required to be paid by the Lessee under the Lease in connection with an Event of Loss or a termination of the Lease, as the case may be, will be at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal of, Make-Whole Amount, if any, and all unpaid interest on the Equipment Notes, accrued to the date on which Stipulated Loss Value, Termination Value or Early Purchase Price, as the case may be, is paid in accordance with the terms of the Lease.

         (d) Invoices. All invoices in respect of Transaction Costs to the extent not delivered on or before the Subsequent Closing Date shall be directed to the Owner Participant at the address set forth in Section 10.4, with a copy to the Lessee.

         Section 2.7. Postponement of Closing Dates.

         (a) The scheduled Closing Dates may be postponed from time to time with respect to all of the Units for any reason (but to no later than May 31, 1996 in the case of the Initial Closing Date and June 30, 1996 in the case of the Subsequent Closing Date) if the Lessee gives the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee telex, telegraphic, facsimile or telephonic (confirmed in writing) notice of the postponement and notice of the date to which such Closing Date has been postponed, the notice of postponement to be received by each party no later than 5:30 P.M., New York City time, on the originally scheduled Closing Date, and the term "Initial Closing Date", "Subsequent Closing Date" and "Closing Dates" as used in this Agreement shall mean the postponed "Initial Closing Date", "Subsequent Closing Date" and "Closing Dates", as the case may be.

         (b) In the event of any postponement of the originally scheduled Initial Closing Date or Subsequent Closing Date pursuant to this Section 2.7 (such originally scheduled Initial Closing Date or Subsequent Closing Date being referred to as a "Scheduled Closing Date" for the purposes of this Section 2.7):
(i) the Lessee will reimburse the Owner Participant for the loss of the use of its funds with respect to each such Unit occasioned by such postponement or failure to deliver or accept (unless such failure to accept is caused by a default by the Owner

Participant hereunder or by the Owner Trustee (acting pursuant to instructions from the Owner Participant) under the Trust Agreement, the Lease or the Indenture) by paying to the Owner Participant on demand interest at the Debt Rate, for the period from and including the Scheduled Closing Date to but excluding the earlier of the date upon which such funds are returned to the Owner Participant (unless such funds are returned after 1:00 p.m. (New York City time) in which case such date of return shall be included) or the actual Initial Closing Date or Subsequent Closing Date, as the case may be; provided that the Lessee shall in any event pay to the Owner Participant at least one day's interest at the Debt Rate on the amount of such funds, unless the Owner Participant shall have received, prior to 1:00 p.m. (New York City time) on the Business Day preceding the Scheduled Closing Date, a notice of postponement of the Scheduled Closing Date pursuant to Section 2.7(a) and (ii) the Indenture Trustee will return not later than 10:00 A.M. New York City time, on the first Business Day following the Scheduled Closing Date, any funds which it shall have received from the Owner Participant as its Commitment for such Units, absent joint instructions from the Lessee and the Owner Participant to retain such funds until the specified date of postponement established under Section 2.7(a).

         (c) The Indenture Trustee agrees that, in the event it has received telephonic notice (to be confirmed promptly in writing) from the Lessee on the Scheduled Closing Date that such Scheduled Closing Date is to be postponed, it will if instructed in the aforementioned notice from the Lessee (which notice shall specify the securities to be purchased) use reasonable best efforts to invest, at the risk of the Lessee (except as provided below with respect to the Indenture Trustee's gross negligence or willful misconduct), the funds received by it from the Owner Participant with respect to its Commitment in Specified Investments in accordance with the Lessee's instructions. Any such Specified Investments purchased by the Indenture Trustee upon instructions from the Lessee shall be held in trust by the Indenture Trustee (but not as part of the Indenture Estate under the Indenture) for the benefit of the Owner Participant whose funds are invested in Specified Investments upon instructions from the Lessee and any net profits on the investment of such funds (including interest), if any, shall be for the account of and shall on the Initial Closing Date or Subsequent Closing Date, as the case may be, or on the date such funds are returned to the Owner Participant, be paid over to, the Lessee. The Lessee shall pay to the Indenture Trustee on the Initial Closing Date or Subsequent Closing Date, as the case may be (if such Unit or Units are delivered and accepted pursuant hereto), the amount of any net loss on the investment of such funds invested at the instruction of the Lessee. If the funds furnished by the Owner Participant with respect to such Unit or Units are required to be returned to the Owner Participant, the Lessee shall, on the date on which such funds are so required to be returned, reimburse the Indenture Trustee, for the benefit of the Owner Participant, for any net losses incurred on such investments. The Indenture Trustee shall not be liable for failure to invest such funds or for any losses incurred on such investments except for its own willful misconduct or gross negligence. In order to obtain funds for the payment of the Equipment Cost for such Unit or Units or to return funds furnished by the Owner Participant to the Indenture Trustee for the benefit of the Owner Participant with respect to such Unit or Units, the Indenture Trustee is authorized to sell any Specified Investments purchased as aforesaid with the funds received by it from the Owner Participant in connection with such Unit or Units.

         (d) Notwithstanding the provisions of Section 2.7(a), the Owner Participant shall not be under any obligation to make its Commitment available beyond 2:00 P.M. (New York City time) on May 31, 1996 in respect of the Units to be delivered on the Initial Closing Date or June 30, 1996 in respect of the Units to be delivered on the Subsequent Closing Date.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

         Section 3.1. Representations and Warranties of the Owner Trustee. The Owner Trustee, both in its individual capacity and as Owner Trustee (except that (x) the representations and warranties in Sections 3.1(a)(i), 3.1(a)(ii), 3.1(b)(i) and 3.1(b)(iii) are made by the Owner Trustee solely in its individual capacity and (y) the representations and warranties in Sections 3.1(c) and 3.1(k) are made by the Owner Trustee solely in its capacity as such), represents and warrants to the Owner Participant, each of the other Trustees and the Lessee, notwithstanding the provisions of Section 10.13 or any similar provision in any other Operative Agreement, that, as of the date hereof:

         (a) the Owner Trustee (i) is a ___________________ duly organized and validly existing in good standing under the laws of ________________, (ii) has full corporate power and authority to carry on its business as now conducted and to enter into and perform its obligations hereunder and under the Trust Agreement and (iii) (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has full power and authority, as Owner Trustee and/or, to the extent expressly provided herein or therein, in its individual capacity, to enter into and perform its obligations under each of the Owner Trustee Agreements;

         (b) (i) the Owner Trustee, in its individual capacity, has duly authorized, executed and delivered the Trust Agreement, (ii) (assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant) the Owner Trustee in its trust capacity and, to the extent expressly provided therein, in its individual capacity, has duly authorized, executed and delivered each of the other Owner Trustee Agreements and, as of the Initial Closing Date and the Subsequent Closing Date, each of the Owner Trustee Agreements to be delivered on such Closing Date and (iii) the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, in its individual capacity, enforceable against it in its individual capacity in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

         (c) assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the other Owner Trustee Agreements to which it is a party constitutes, or when entered into will constitute, a legal, valid and binding obligation of the Owner Trustee, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

         (d) neither the execution and delivery by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Owner Trustee Agreements or the Equipment Notes, nor the consummation by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or thereby, nor the compliance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, with any of the terms and provisions hereof and thereof, (i) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it in its individual capacity, or (ii) violates or will violate its certificate of incorporation or by-laws, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which the Owner Trustee in its individual capacity is a party or by which it is bound, or result in the creation of any Lien (except for Permitted Liens upon the Units) upon the Trust Estate, or contravenes or will contravene any law, governmental rule or regulation of the United States of America or Massachusetts governing the banking or trust powers of the Owner Trustee, or any judgment or order applicable to or binding on it;

         (e) there are no Taxes payable by the Owner Trustee, either in its individual capacity or as Owner Trustee, imposed by Massachusetts or any political subdivision thereof or by the United States of America in connection with the execution and delivery by the Owner Trustee in its individual capacity of the Trust Agreement, and, in its individual capacity or as Owner Trustee, as the case may be, of this Agreement, the other Owner Trustee Agreements or the Equipment Notes solely because the Owner Trustee in its individual capacity is a trust company with its principal place of business in Massachusetts and performs certain of its duties as Owner Trustee in Massachusetts; and there are no Taxes payable by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, imposed by Massachusetts or any political subdivision thereof in connection with the acquisition of its interest in the Equipment (other than franchise or other taxes based on or measured by any fees or compensation received by the Owner Trustee for services rendered in connection with the transactions contemplated hereby) solely because the Owner Trustee in its individual capacity is a trust company with its principal place of business in Massachusetts and performs certain of its duties as Owner Trustee in Massachusetts;

         (f) there are no pending or, to its knowledge, threatened actions or proceedings against the Owner Trustee, either in its individual capacity or as Owner Trustee, before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under the Trust Agreement, the other Owner Trustee Agreements or the Equipment Notes or which question the validity of any Owner Trustee Agreement or any action taken or to be taken pursuant thereto. The Owner Trustee, in its individual capacity and as Owner Trustee, is not in default with respect to any order of any court or governmental authority or arbitration board or tribunal, the default under which would affect adversely the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, to perform its obligations under the Owner Trustee Agreements;

         (g) both its chief executive office and the place where its records concerning the Equipment and all its interest in, to and under all documents relating to the Trust Estate, are located at , and the Owner Trustee, in its individual capacity, agrees to give the Owner Participant, the Indenture Trustee and the Lessee written notice within 30 days following any relocation of said chief executive office or said place from its present location;

         (h) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any _________________ or local governmental authority or agency or any United States federal governmental authority or agency regulating the banking or trust powers of the Owner Trustee, in its individual capacity, is required for the execution and delivery of, or the carrying out by, the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement or of any of the transactions contemplated by any of the other Owner Trustee Agreements, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

         (i) on the Initial Closing Date and the Subsequent Closing Date, the Owner Trustee's right, title and interest in and to the Equipment delivered on such Closing Date shall be free of any Liens attributable to the Owner Trustee in its individual capacity except Liens created by the terms of the Operative Agreements;

         (j) the proceeds received by the Owner Trustee from the Owner Participant pursuant to the Trust Agreement will be administered by it in accordance with Article IV of the Trust Agreement;

         (k) the Owner Trustee shall receive from the Lessee such title as was conveyed to it by the Lessee, subject to the rights of the Owner Trustee and the Lessee under the Lease and the security interest created pursuant to the Indenture and the Indenture Supplements in respect of the Units delivered on the Initial Closing Date and the Subsequent Closing Date; and

         (l) the Owner Trustee is not in default under any of the Owner Trustee Agreements and, to its knowledge, no Indenture Default or Indenture Event of Default has occurred and is continuing.

         Section 3.2. Representations and Warranties of the Lessee. The Lessee represents and warrants to the Trustees and the Owner Participant that, as of the date hereof:

         (a) the Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its ability to carry on its business as now conducted or to enter into and perform its obligations under the Lessee Agreements, has the corporate power and authority to carry on its business as now conducted and has the requisite power and authority to execute, deliver and perform its obligations under the Lessee Agreements;

         (b) the Lessee Agreements have been duly authorized by all necessary corporate action (no stockholder approval being required), and will on the Initial Closing Date or the Subsequent Closing Date, as the case may be, have been duly executed and delivered by the Lessee and, assuming the due authorization, execution and delivery by each other party thereto, will on such Closing Date constitute the legal, valid and binding obligations of the Lessee, enforceable against the Lessee in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

         (c) the execution, delivery and performance by the Lessee of each Lessee Agreement and compliance by the Lessee with all of the provisions thereof do not and will not contravene any law or regulation, or any order of any court or governmental authority or agency applicable to or binding on the Lessee or any of its properties, or contravene the provisions of, or constitute a default by the Lessee under, or result in the creation of any Lien (except for Permitted Liens) upon the property of the Lessee under its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Lessee is a party or by which the Lessee or any of its property is bound or affected;

         (d) except for those matters discussed in the financial statements provided to the Participants under Section 3.2(e), there are no proceedings pending or, to the knowledge of the Lessee, threatened against the Lessee or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which individually or in the aggregate would, if determined adversely to it, materially and adversely affect the financial condition or business of the Lessee and its consolidated Subsidiaries, taken as a whole, or impair the ability of the Lessee to perform its obligations under the Lessee Agreements or which questions the validity of any Lessee Agreement or any action taken or to be taken pursuant thereto. Neither the Lessee nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal, the default under which would affect adversely the ability of the Lessee to perform its obligations under the Lessee Agreements;

         (e) the audited consolidated balance sheets and consolidated statements of income and retained earnings and cash flows of the Lessee as of and for the fiscal year ended December 31, 1995, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Lessee and its Subsidiaries as of such date and the results of their operations for the period then ended. The unaudited consolidated balance sheets and consolidated statements of income and retained earnings and cash flows of the Lessee as of and for the three-month period ended March 31, 1996, fairly present, in conformity with generally accepted accounting principles consistently applied (except for the absence of footnotes in the March 31, 1996 financial statements), the consolidated financial position of the Lessee and its Subsidiaries as of such date and the results of their operations for the period then ended, subject to normal year-end adjustments. Since March 31, 1996, there has been no material adverse change in the condition, financial or otherwise, of the Lessee and its consolidated Subsidiaries, taken as a whole, as shown on the financial statements of Lessee as of such date;

         (f) no consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any trustee or any holder of indebtedness of Lessee or any governmental authority on the part of the Lessee is required in connection with the execution and delivery by the Lessee of the Lessee Agreements, other than (i) the filing with the Securities and Exchange Commission of the Registration Statement under which the Pass Through Certificates will be registered under the Securities Act of 1933, as amended (the "Securities

Act"), and each amendment thereto; (ii) the qualification of the Pass Through Trust Agreement under the Trust Indenture Act of 1939, as amended, and (iii) the filings and registrations contemplated by Section 16 of the Lease and such other filings and registrations as are expressly contemplated by the other Operative Agreements;

         (g) the Lease, the Indenture, the Lease Supplements in respect of the Units delivered on the Initial Closing Date and the Subsequent Closing Date and the Indenture Supplements in respect of the Units delivered on the Initial Closing Date and the Subsequent Closing Date will on or before each such Closing Date be duly filed with the STB pursuant to ___ U.S.C. Section _____ and deposited with the Registrar General of Canada pursuant to Section 90 of the Railway Act of Canada and such filing with the STB pursuant to ____ U.S.C. Section _____ and such deposit with the Registrar General of Canada, along with the other filings contemplated by Section 16 of the Lease, will perfect the Owner Trustee's and the Indenture Trustee's rights in such Operative Agreements and in the Units as required by Section 16 of the Lease and, except as otherwise expressly contemplated by Section 16 of the Lease or by any other Operative Documents, no other filing, recording or deposit with, or giving of notice to any other federal, state, provincial or local government or agency thereof is necessary in order to protect the rights of the Owner Trustee and the Indenture Trustee in such Operative Agreements or in such Units in the United States, any state thereof, the District of Columbia or to protect the rights of the Owner Trustee and the Indenture Trustee in such Operative Agreements or in such Units in Canada or any province thereof;

         (h) the Units to be delivered on the Initial Closing Date are, and the Units to be delivered on the Subsequent Closing Date will be, covered by the insurance required by Section 12 of the Lease and all premiums due prior to each such Closing Date in respect of such insurance shall have been paid in full;

         (i) the Lessee has timely filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment made against the Lessee or any of its assets (other than assessments, the payment of which is being contested in good faith by appropriate proceedings by the Lessee and none of which are material), and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges which could reasonably be expected to have a materially adverse effect on its ability to perform its obligations under the Lessee Agreements. The provision for taxes on the books of the Lessee is adequate for all open years and for its current fiscal period;

         (j) no Lease Default or Lease Event of Default has occurred and is continuing and to the knowledge of Lessee, no Event of Loss, or event with which the giving of notice and/or the passage of time would constitute an Event of Loss, has occurred;

         (k) the Lessee is not an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940;

         (l) the acquisition by the Owner Participant of the Beneficial Interest for its own account will not constitute a prohibited transaction within the meaning of Section 4975(c)(1)(A) through (D) of the Code or a "Prohibited Transaction" under ERISA. The representation made by the Lessee in the preceding clause is made in reliance upon and subject to the accuracy of the representation of the Owner Participant in Section 3.6(h) of this Agreement;

         (m) on the Initial Closing Date and the Subsequent Closing Date, Lessee shall have, and the Bill of Sale to be delivered on each such Closing Date shall convey, to the Owner Trustee all legal and beneficial title to the Units being delivered on such Closing Date, free and clear of all Liens (other than Permitted Liens of the type described in clause (ii) with respect to sublessees, and in clauses (iii), (iv), (vi) and (vii) of the definition thereof), and such conveyance is not void or voidable under any applicable law;

         (n) the financial statements referred to in Section 3.2(e) do not, nor does the Registration Statement relating to the Pass Through Certificates or any written statement furnished by the Lessee or on behalf of the Lessee in connection with the negotiation of the Lease or any other Operative Agreement, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Lessee has not disclosed in writing which materially affects adversely or, so far as the Lessee can now reasonably foresee, will materially affect adversely the properties, business, prospects, results of operations or condition (financial or otherwise) of the Lessee and its Subsidiaries, taken as a whole;

         (o) none of the transactions contemplated by the Operative Agreements (including, without limitation, the use of the proceeds from the sale of the Equipment Notes) will result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II;

         (p) the Lessee is not in violation of any term of any charter instrument, by-law or in any material respect of any other material agreement or instrument to which it is a party or by which it may be bound. The Lessee is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would have a material and adverse effect on its operations or condition, financial or otherwise, or would impair the ability of the Lessee to perform its obligations under the Operative Agreements to which it is a party, and has obtained all licenses, permits, franchises and other governmental authorizations material to the conduct of its business;

         (q) on the Initial Closing Date and the Subsequent Closing Date all sales, use or transfer taxes due and payable upon the purchase of Units on such Closing Date by the Lessor and on the lease thereof to the Lessee will have been paid or such transactions will then be exempt from any such taxes, and the Lessee will cause any required forms or reports in connection with such taxes to be filed in accordance with applicable laws and regulations. No taxes, fees or other charges are payable in connection with the execution and delivery of the Operative Agreements or the issuance and sale of the Equipment Notes to be delivered on the Initial Closing Date or the Subsequent Closing Date;

         (r) no broker's or finder's or placement fee or commission will be payable with respect to the transactions contemplated by the Operative Agreements as a result of any action by Lessee, except for the fees of Salomon Brothers Inc and commissions payable to the Underwriters, which shall be included in Transaction Costs, and Lessee agrees that it will hold the Owner Participant, the Owner Trustee and the Indenture Trustee harmless from any claim, demand or liability for any other broker's or finder's or placement fees or commission alleged to have been incurred as a result of any action by Lessee in connection with such transactions;

         (s) each Unit of Equipment, taken as a whole, and each major component thereof, will comply as of the Initial Closing Date or the Subsequent Closing Date, as the case may be, in all material respects with all applicable laws and regulations, will conform as of such Closing Date with the specifications for such Unit contained in the Appraisals referred to in Section 4.3(a) hereof and will as of such Closing Date be substantially complete such that it is ready and available to operate as of such date in commercial service and otherwise perform the function for which it was designed; and

         (t) the Lessee is not subject to regulation as a "holding company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 3.3. Representations and Warranties of the Indenture Trustee. The Indenture Trustee represents and warrants to the Owner Participant, the Owner Trustee and the Lessee that, as of the date hereof:

         (a) the Indenture Trustee is a ____________________________ duly organized and validly existing and in good standing under the laws of _____________________________ and has the full corporate power, authority and legal right under the laws of _________________ pertaining to its banking, trust and fiduciary powers to execute, deliver and carry out the terms of each of the Indenture Trustee Agreements;

         (b) the execution, delivery and performance by the Indenture Trustee of each of the Indenture Trustee Agreements have been duly authorized by the Indenture Trustee and will not violate any applicable law or its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

         (c) this Agreement has been duly executed and delivered and constitutes, and the other Indenture Trustee Agreements, when executed and delivered, will constitute its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

         (d) there are no proceedings pending or, to the knowledge of the Indenture Trustee, threatened, and to the knowledge of the Indenture Trustee there is no existing basis for any such proceedings, against or affecting the Indenture Trustee in or before any court or before any governmental authority or arbitration board or tribunal which, individually or in the aggregate, if adversely determined, might impair the ability of the Indenture Trustee to perform its obligations under the Indenture Trustee Agreements;

         (e) no authorization or approval or other action by, and no notice to or filing with, any stockholder, trustee or holder of indebtedness or any governmental authority or regulatory body governing the Indenture Trustee in its trust capacity, is required for the due execution, delivery and performance by the Indenture Trustee of the Indenture Trustee Agreements, except as have been previously obtained, given or taken;

         (f) the Indenture Trustee is not in default under any of the Indenture Trustee Agreements; and

         (g) neither the Indenture Trustee, nor any Person authorized to act on behalf of the Indenture Trustee, has directly or indirectly offered any interest in the Trust Estate or the Equipment Notes or any security similar to either thereof related to this transaction for sale to, or solicited offers to buy any of the same from, or otherwise approached or negotiated with respect to any of the same with, any Person other than the Pass Through Trustee, the Underwriters and the initial purchasers of the Pass Through Certificates.

         Section 3.4. Representations, Warranties and Covenants Regarding Beneficial Interest and Equipment Notes.

         (a) The Owner Trustee represents and warrants to the Lessee, each of the other Trustees and the Owner Participant that, as of the date hereof and as of each Closing Date, neither the Owner Trustee nor any Person authorized or employed by the Owner Trustee as agent or otherwise in connection with the placement of the Beneficial Interest or the Equipment Notes or any similar interest has offered any of the Beneficial Interest or the Equipment Notes or any similar interest for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, except for the Owner Participant with respect to the Beneficial Interest and the Pass Through Trustee with respect to the Equipment Notes.

         (b) The Lessee represents and warrants to the Trustees and the Owner Participant that, as of the date hereof and as of each Closing Date, neither the Lessee nor any Person authorized or employed by the Lessee as agent or otherwise in connection with the placement of the Beneficial Interest or the Equipment Notes or any similar interest has offered any of the Beneficial Interest or the Equipment Notes or similar interest for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person other than the Owner Participant and not more than 35 other institutional investors with respect to the Beneficial Interest, and, except for the issue and sale of the Pass Through Certificates as contemplated by the Registration Statement, the Pass Through Trustee with respect to the Equipment Notes.

         (c) Each of the Owner Trustee, the Owner Participant and the Lessee agree, as to its own actions only, severally but not jointly, that neither the Owner Trustee, the Owner Participant nor the Lessee nor anyone acting on behalf of the Owner Trustee, the Owner

Participant or the Lessee will offer the Beneficial Interest, the Equipment Notes, or any part thereof or any similar interest for issue or sale to any prospective purchaser, or solicit any offer to acquire any of the Beneficial Interest, the Equipment Notes, or any part thereof so as to bring the issuance and sale of the Beneficial Interest, the Equipment Notes, or any part thereof within the provisions of Section 5 of the Securities Act, except as provided for in the Registration Statement.

         Section 3.5. Representations and Warranties of the Pass Through Trustee. The Pass Through Trustee represents and warrants to the Owner Participant, the other Trustees, and the Lessee that, as of the date hereof:

         (a) the Pass Through Trustee is a ___________________________ duly organized and validly existing in good standing under the laws of ___________________________, and has the full corporate power, authority and legal right under the laws of __________________________ pertaining to its banking, trust and fiduciary powers to execute, deliver and carry out the terms of the Pass Through Trust Agreement and this Agreement;

         (b) the Pass Through Trust Agreement and this Agreement have been duly authorized, executed and delivered by the Pass Through Trustee; this Agreement and the Pass Through Trust Agreement constitute the legal, valid and binding obligation of the Pass Through Trustee enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

         (c) the execution, delivery and performance by the Pass Through Trustee of the Pass Through Trust Agreement and this Agreement, the purchase by the Pass Through Trustee of the Equipment Notes pursuant to this Agreement, and the issuance of the Pass Through Certificates pursuant to the Pass Through Trust Agreement, do not contravene any law, rule or regulation of any United States of America governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and do not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's articles of association or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

         (d) neither the execution and delivery by the Pass Through Trustee of the Pass Through Trust Agreement or this Agreement nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency or any governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

         (e) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely effect the ability of the Pass

Through Trustee to perform its obligations under this Agreement or the Pass Through Trust Agreement;

         (f) the Pass Through Trustee is not in default under the Pass Through Trust Agreement;

         (g) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, the Underwriters or the Lessee;

         (h) the Pass Through Trustee is purchasing the Equipment Notes for the purposes contemplated by the Operative Agreements and not with a view to the transfer or distribution of any Equipment Note to any other Person, except as contemplated by the Operative Agreements; and

         (i) except for the issue and sale of the Pass Through Certificates contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any Equipment Note or Pass Through Certificate or any interest in or to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Trustee and the Owner Participant, and the Pass Through Trustee has not authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note, any Pass Through Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest related to this transaction for sale to, or to solicit any offer to acquire any of the same from, any person other than each Owner Trustee and the Owner Participant, and the Pass Through Trustee is not in default under the Pass Through Trust Agreement.

         Section 3.6. Representations and Warranties of the Owner Participant. The Owner Participant represents and warrants to the Trustees and the Lessee that, as of the date hereof:

         (a) the Owner Participant is a corporation duly organized, validly existing and in good standing under the laws of ______________ and has full corporate power and authority to carry on its business as now conducted;

         (b) the Owner Participant has the requisite power and authority to enter into the Owner Participant Agreements and to perform its obligations thereunder, and the execution, delivery and performance thereof do not and will not contravene any law or regulation, or any order of any court or governmental authority or agency applicable to or binding on the Owner Participant or any of its properties, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than such as are created by the Operative Agreements) upon the Equipment under, its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its property is bound or affected;

         (c) the Owner Participant Agreements have been duly authorized by all necessary corporate action on the part of the Owner Participant, do not require any approval not already obtained of the stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of indebtedness or obligations of the Owner Participant, have been duly executed and delivered by the Owner Participant and (assuming the due authorization, execution and delivery by each other party thereto) constitute the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

         (d) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Owner Participant of the Owner Participant Agreements;

         (e) the Trust Estate is free of any Lessor's Liens attributable to the Owner Participant;

         (f) there are no pending or, to the Owner Participant's knowledge, threatened actions or proceedings against the Owner Participant before any court or administrative agency which would materially adversely affect the Owner Participant's financial condition or its ability to perform its obligations under the Trust Agreement, the Tax Indemnity Agreement or this Agreement;

         (g) as of the Initial Closing Date the Owner Participant is purchasing the Beneficial Interest to be acquired by it for its account with no present intention of distributing such Beneficial Interest or any part thereof in any manner which would violate the Securities Act, but without prejudice, however, to the right of the Owner Participant at all times to sell or otherwise dispose of all or any part of such Beneficial Interest in compliance with the Securities Act; provided, however, that subject to the provisions of Section 6.1, the disposition of the Beneficial Interest shall at all times be within the Owner Participant's control. The Owner Participant acknowledges that its Beneficial Interest has not been registered under the Securities Act, and that neither the Owner Trustee nor the Lessee contemplates filing, or is legally required to file, any registration statement with respect thereto;

         (h) with respect to the source of the amount to be advanced by the Owner Participant pursuant to Section 2.2, no part of such amount constitutes assets of any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code;

         (i) no broker's or finder's or placement fee or commission will be payable with respect to the transactions contemplated by the Operative Agreements as a result of any action by the Owner Participant;

         (j) the Owner Participant's net worth exceeds US$75,000,000 determined in accordance with generally accepted accounting principles.

         Section 3.7. Opinion Acknowledgment. Each of the parties hereto, with respect to such party, expressly consents to the rendering by its counsel of the opinion referred to in

Section 4.1(e) and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such party.

SECTION 4. CLOSING CONDITIONS.

         Section 4.1. Conditions Precedent to Investment by Each Participant. The obligation of each Participant to make its investment specified with respect to such Participant in Section 2 on the Initial Closing Date and the Subsequent Closing Date shall be subject to the following conditions (except that paragraph
(k) and clause (i) of paragraph (p) shall not be conditions precedent to the Owner Participant's obligations hereunder and paragraph (n) and (s) and clause
(ii) of paragraph (p) shall not be conditions precedent to the Loan Participant's obligations hereunder):

         (a) Execution of Operative Agreements. On or before the Initial Closing Date, this Agreement, the Trust Agreement, the Lease, the Lease Supplements in respect of the Units delivered on the Initial Closing Date, the Indenture, the Indenture Supplements in respect of the Units delivered on the Initial Closing Date, the Equipment Notes in respect of the Units delivered on the Initial Closing Date and the Pass Through Trust Agreement, and on or before the Subsequent Closing Date, the Lease Supplements, the Indenture Supplements and the Equipment Notes in respect of the Units delivered on the Subsequent Closing Date, shall each be satisfactory in form and substance to such Participant, shall have been duly executed and delivered by the parties thereto (except that the execution and delivery of the documents referred to above (other than this Agreement) by a party hereto or thereto shall not be a condition precedent to such party's obligations hereunder), shall each be in full force and effect and executed counterparts of each shall have been delivered to such Participant or its counsel on or before such Closing Date; and no event shall have occurred and be continuing that constitutes a Lease Default or an Indenture Default.

         (b) Recordation and Filing. On or before the Initial Closing Date the Lessee shall have caused the Lease, the Lease Supplements in respect of the Units delivered on the Initial Closing Date, the Indenture and the Indenture Supplements in respect of the Units delivered on the Initial Closing Date, and on or before the Subsequent Closing Date the Lessee shall have caused the Lease Supplements and the Indenture Supplements in respect of Units delivered on the Subsequent Closing Date to be duly filed, recorded and deposited with the STB in conformity with ___ U.S.C. Section ______ and with the Registrar General of Canada pursuant to Section 90 of the Railway Act of Canada and all necessary actions shall have been taken to cause publication of notice of such deposit in The Canada Gazette in accordance with said Section 90 within 21 days of such Closing Date, and the Lessee shall furnish the Indenture Trustee, the Owner Trustee and each Participant proof thereof. In addition, on or before the Initial Closing Date or as soon thereafter as is reasonably practicable (but in no event more than 30 days after such Closing Date), the Lessee shall cause the Lease, the Lease Supplements in respect of the Units delivered on the Initial Closing Date, the Indenture and the Indenture Supplements in respect of the Units delivered on the Initial Closing Date, and on or before the Subsequent Closing Date or as soon thereafter as is reasonably practicable (but in no event more than 30 days after such Closing Date) the Lessee shall have caused the Lease Supplements and the Indenture Supplements in respect of the Units delivered on the Subsequent Closing Date, to be deposited in the appropriate offices in the Canadian provinces of Ontario, Manitoba, Saskatchewan, Alberta, British Columbia, Quebec and New Brunswick.

         (c) Representations and Warranties of Lessee. On the Initial Closing Date and the Subsequent Closing Date, the representations and warranties of the Lessee contained in Section 3.2 and Section 3.4(b) hereof shall be true and correct in all material respects as of such Closing Date as though then made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Owner Trustee, the Indenture Trustee and each Participant shall have received an Officer's Certificate dated such Closing Date from the Lessee certifying to the foregoing matters, and the Lessee shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Lessee on or before said date.

         (d) Representations and Warranties of Owner Trustee. On the Initial Closing Date and the Subsequent Closing Date, the representations and warranties of the Owner Trustee contained in Section 3.1 and Section 3.4(a) shall be true and correct in all material respects as of such Closing Date as though then made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Lessee, the Indenture Trustee, the Pass Through Trustee and each Participant shall have received an Officer's Certificate dated such Closing Date from the Owner Trustee and the Owner Trustee shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Owner Trustee on or before said date.

         (e) Opinions of Counsel. On the Initial Closing Date and the Subsequent Closing Date, the Owner Trustee, the Indenture Trustee and each Participant shall have received the favorable written opinion of each of (i) the Lessee's special counsel and General Counsel, (ii) counsel to the Owner Trustee, (iii) special counsel to the Owner Participant, (iv) counsel to the Pass Through Trustee, (v) counsel to the Indenture Trustee, (vi) special regulatory counsel to the Lessee and (vii) special Canadian counsel to the Lessee, in form and substance satisfactory to each Participant; provided that, except as otherwise provided herein, receipt by a party hereto of a favorable written opinion from counsel to such party shall not be a condition precedent to such party's obligations hereunder.

         (f) Title. On the Initial Closing Date and the Subsequent Closing Date, after giving effect to the transactions contemplated hereby, the Owner Trustee shall have all legal and beneficial title to each Unit to be delivered on such Closing Date, free and clear of all Liens (other than Permitted Liens of the type described in clause (ii) with respect to sublessees, and in clauses (iii),
(iv), (vi) and (vii) of the definition thereof).

         (g) Bills of Sale. On the Initial Closing Date and the Subsequent Closing Date the Lessee shall have delivered to the Owner Trustee (with copies to the Indenture Trustee and each Participant) the Bill of Sale, in form and substance reasonably satisfactory to the Owner Trustee, dated such date covering the Units to be settled for on such Closing Date, transferring to the

Owner Trustee legal and beneficial title to such Units free of all claims, liens and encumbrances of any nature (other than Permitted Liens of the type described in clause (ii) with respect to sublessees and in clauses (iii), (iv), (vi) and
(vii) of the definition thereof) and warranting to the Owner Trustee that at the time of delivery of each such Unit, the Lessee had legal and beneficial title thereto and good and lawful right to sell the same, and title thereto was free and clear of all Liens (other than Permitted Liens of the type described in clause (ii) with respect to sublessees, and in clauses (iii), (iv), (vi) and
(vii) of the definition thereof).

         (h) Insurance Certificates. On or before the Initial Closing Date and the Subsequent Closing Date, the Indenture Trustee and each Participant shall have received (x) any certificate relating to insurance that is required pursuant to Section 12 of the Lease and (y) a certificate from a nationally recognized insurance broker in the form attached hereto as Exhibit A.

         (i) Corporate Documents. Each of the Participants shall have received such documents and evidence with respect to the Lessee, the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee as the Participants may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth.

         (j) No Threatened Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency as of the Initial Closing Date or the Subsequent Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

         (k) Closing Certificates of Owner Participant. On the Initial Closing Date and the Subsequent Closing Date, the Lessee, the Indenture Trustee and the Pass Through Trustee shall have received an Officer's Certificate dated such Closing Date from the Owner Participant, to the effect that the representations and warranties of the Owner Participant contained in Section 3.6 are true and correct in all material respects on such Closing Date with the same effect as though made on and as of said date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and that the Owner Participant has performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Owner Participant on or before said date.

         (l) Closing Notice. The Indenture Trustee and the Participants shall have received the Notices of Delivery required pursuant to Section 2.3.

         (m) Closing Certificates of Indenture Trustee. On the Initial Closing Date and the Subsequent Closing Date, the Lessee, the Owner Trustee and each Participant shall have received an Officer's Certificate dated such Closing Date from the Indenture Trustee, to the effect that the representations and warranties of the Indenture Trustee contained in Section 3.3 are true and correct in all respects on such Closing Date with the same effect as though made on and as of said date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and that the Indenture Trustee has performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Indenture Trustee on or before said date.

         (n) Closing Certificates of the Pass Through Trustee. On the Initial Closing Date and the Subsequent Closing Date, the Lessee, the Owner Trustee and the Owner Participant shall have received an Officer's Certificate dated such Closing Date from the Pass Through Trustee, to the effect that the representations and warranties of the Pass Through Trustee contained in Section
3.5 are true and correct in all respects on such Closing Date with the same effect as though made on and as of said date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and that the Pass Through Trustee has performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Pass Through Trustee on or before said date.

         (o) No Illegality. No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by regulatory authorities that, in the opinion of such Participant or its counsel, would make it illegal for such Participant to enter into any transaction contemplated by the Operative Agreements.

         (p) Participants' Investments. (i) The Owner Participant shall have made available its Commitment in the respective amounts specified in, and otherwise in accordance with, Sections 2.2(a) and 2.3 and (ii) the Loan Participant shall have made available its Commitment in the respective amounts specified in, and otherwise in accordance with, Sections 2.2(b) and 2.3.

         (q) Consents. All approvals and consents of any trustees or holders of any indebtedness or obligations of the Lessee which are required in connection with the transactions contemplated by this Agreement, shall have been duly obtained and be in full force and effect.

         (r) Governmental Actions. All actions, if any, required to have been taken on or prior to the Initial Closing Date and the Subsequent Closing Date in connection with the transactions contemplated by this Agreement on such Closing Date shall have been taken by any governmental or political agency, subdivision or instrumentality of the United States and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Initial Closing Date and the Subsequent Closing Date in connection with the transactions contemplated by this Agreement on such Closing Date shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect, on such Closing Date.

         (s) Tax Indemnity Agreement. On or before the Initial Closing Date, the Tax Indemnity Agreement shall be satisfactory in form and substance to the Owner Participant, shall have been duly executed and delivered by the Lessee and, assuming due authorization, execution and delivery by the Owner Participant, shall be in full force and effect.

         (t) Securities Act Compliance. On or before the Initial Closing Date, the Registration Statement shall have become effective under the Securities Act; if filing of the final prospectus, or any supplement thereto is required pursuant to Rule 424(b) as promulgated pursuant to the Securities Act, the final prospectus and any such supplement shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (u) Appointment of Representative. The Owner Trustee shall have authorized its representative, who shall be an individual designated by the Lessee and acceptable to the Owner Trustee, to accept the Units being delivered on the Initial Closing Date and the Subsequent Closing Date from the Lessee and to deliver such Units to the Lessee. The Lessee shall have authorized its representative (who shall be the same individual designated by the Lessee under this paragraph) to accept delivery of the Units from the Owner Trustee as the Lessor pursuant to the Lease.

         Section 4.2. Additional Conditions Precedent to Investment by Pass Through Trustee. The obligation of the Pass Through Trustee to purchase and pay for the Equipment Notes to be purchased by it pursuant to Sections 2.2(b) and
2.3 on the Closing Date shall be subject to the additional conditions that the Equipment Notes to be delivered on the Closing Date shall have been duly authorized, executed and delivered to the Pass Through Trustee by a duly authorized officer of the Owner Trustee and duly authenticated by the Indenture Trustee and that on the Closing Date the Pass Through Trustee shall have received the proceeds from the sale of the Pass Through Certificates.

         Section 4.3. Additional Conditions Precedent to Investment by Owner Participant. The obligation of the Owner Participant to make available its Commitment pursuant to Sections 2.2(a) and 2.3 on the Initial Closing Date and the Subsequent Closing Date with respect to any Unit to be delivered on such Closing Date shall be subject to the following additional conditions:

         (a) Appraisals. On or before the Initial Closing Date and the Subsequent Closing Date, the Owner Participant shall have received an opinion (each, an "Appraisal") of R.L. Banks & Associates, Inc., satisfactory in form and substance to the Owner Participant, concluding that: (i) the fair market value of the Equipment being delivered on the Initial Closing Date or the Subsequent Closing Date, as the case may be, is equal to the Total Equipment Cost with respect to such Equipment; (ii) the Basic Rents for the Basic Term are fair market rents; (iii) at the expiration of the Basic Term, (A) the remaining economic life of such Equipment will be at least equal to 20% of the economic life of such Equipment as estimated in the Appraisal and (B) without taking into account inflation or deflation from and after the Initial Closing Date or the Subsequent Closing Date, as the case may be, or the existence of any purchase option, it is reasonable to expect that such Equipment will have a fair market value of at least 20% of the

Total Equipment Cost with respect to such Equipment; (iv) as of the Early Purchase Date, the estimated fair market value of such Equipment, taking into account inflation or deflation from and after the Initial Closing Date or the Subsequent Closing Date, as the case may be, will be less than the Early Purchase Price; (v) as of the end of the Basic Term, the estimated fair market value of such Equipment, taking into account inflation or deflation from and after the Initial Closing Date or the Subsequent Closing Date, as the case may be, will be less than the Basic Term Purchase Price; (vi) as of the Outside Date, the estimated fair market value of such Equipment, taking into account inflation or deflation from and after the Initial Closing Date or the Subsequent Closing Date, as the case may be, will be less than the Outside Date Purchase Price, (vii) such Equipment is not Limited Use Property and (viii) Basic Rents from the Early Purchase Date to the end of the Basic Term are fair market rents; provided that the Lessee makes no representation as to the fair market value, useful life or estimated residual value of the Equipment, and the Lessee shall not be responsible for, or incur any liabilities as a result of, the contents of either Appraisal or report to which it relates or, except to the extent provided in the Tax Indemnity Agreement, any information supplied by Lessee in connection therewith.

         (b) Opinion with Respect to Certain Tax Aspects. On the Initial Closing Date and the Subsequent Closing Date, the Owner Participant shall have received the opinion of _____________ addressed to the Owner Participant, in form and substance satisfactory to the Owner Participant, containing such counsel's favorable opinion with respect to such tax matters as the Owner Participant may reasonably request.

         Section 4.4. Conditions Precedent to the Obligation of the Lessee. The obligation of the Lessee with respect to the sale of the Units to the Owner Trustee and acceptance of the Units under the Lease is subject to the following conditions as of the Initial Closing Date and the Subsequent Closing Date (except for the condition set forth in Section 4.4(g) which is only applicable to the sale and acceptance of Units on the Subsequent Closing Date):

         (a) Corporate Documents. On or before the Initial Closing Date and the Subsequent Closing Date, the Lessee shall have received such documents and evidence with respect to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee as the Lessee may reasonably request in order to establish the consummation on such Closing Date of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth.

         (b) Operative Agreements. On or before the Initial Closing Date and the Subsequent Closing Date, the Operative Agreements shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Lessee), and an executed counterpart of each thereof shall have been delivered to the Lessee or its special counsel.

         (c) Representations and Warranties True. On the Initial Closing Date and the Subsequent Closing Date, the representations and warranties of the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant contained in Section 3 hereof shall be true and correct in all material respects as of such Closing Date as though made on and as of such Closing Date, and the Lessee shall have received an Officer's Certificate dated such date from each of the Owner Trustee as described in
Section 4.1(d), the Owner Participant as described in Section 4.1(k), the Indenture Trustee as described in Section 4.1(m) and the Pass Through Trustee as described in Section 4.1(n), addressed to the Lessee and certifying as to the foregoing matters insofar as they relate to the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee, as the case may be.

         (d) Opinions of Counsel. On the Initial Closing Date and the Subsequent Closing Date, the Lessee shall have received the opinions of counsel referred to in Section 4.1(e) (other than those set forth in clause (i) therein), addressed to the Lessee.

         (e) No Threatened Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency as of the Initial Closing Date or the Subsequent Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

         (f) Participants' Investments. (i) The Owner Participant shall have made available its Commitment in the amount specified in, and otherwise in accordance with, Sections 2.2(a) and 2.3 and (ii) the Loan Participant shall have made available its Commitment in the amount specified in, and otherwise in accordance with, Sections 2.2(b) and 2.3.

         (g) No Change in Tax Law. No Change in Tax Law shall have occurred nor shall any Change in Tax Law have been proposed nor shall a judicial opinion on a tax issue have been rendered subsequent to the Initial Closing Date and prior to the acceptance and delivery of Units to be delivered on the Subsequent Closing Date which, if enacted, adopted or made effective, in the same or substantially similar form, would, as a consequence of an adjustment to Basic Rent in respect thereof pursuant to Section 2.6, cause the net present value of the installments of Basic Rent in respect of the Units to be delivered on the Subsequent Closing Date, as so adjusted, payable by the Lessee during the Basic Term (discounted at the Blended Weighted Average Debt Rate), expressed as a percentage of Total Equipment Cost, to be increased to an amount which is more than 100 basis points higher than the net present value of the installments of Basic Rent in respect of the Units to be delivered on the Subsequent Closing Date, without giving effect to such adjustment, payable by the Lessee during the Basic Term (similarly discounted), expressed as a percentage of the aggregate Equipment Cost of such Units, such adjustments and calculations to be determined and to be subject to verification in the manner provided in Section 2.6. Notwithstanding the occurrence of any such Change in Tax Law or rendering of such a judicial opinion, the condition precedent set forth herein shall be deemed to have been satisfied if the Owner Participant agrees that such increase in the present value of the installments of Basic Rent payable by the Lessee during the Basic Term as a consequence of such adjustment shall not exceed 100 basis points.

SECTION 5. FINANCIAL AND OTHER REPORTS OF THE LESSEE.

         The Lessee agrees that it will furnish directly to each Participant the following:

         (a) unless included in a Form 10-Q delivered under clause (c) below within the 60-day period specified in this clause (a), as soon as available and in any event within 60 days after the end of each quarterly period, except the last, of each fiscal year, the consolidated balance sheet of the Lessee and its consolidated Subsidiaries as at the end of such period, together with the related consolidated statements of income and cash flows of the Lessee and its consolidated Subsidiaries for the period beginning on the first day of such fiscal year and ending on the last day of such quarterly period, setting forth in each case (except for the consolidated balance sheet) in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles;

         (b) unless included in a Form 10-K delivered under clause (c) below within the 120-day period specified in this clause (b), as soon as available and in any event within 120 days after the last day of each fiscal year, a copy of the Lessee's audited financial statements covering the operations of the Lessee and its consolidated Subsidiaries, including a consolidated balance sheet, and related consolidated statements of income and retained earnings and consolidated statement of cash flows of the Lessee and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a consistent basis, which statements will have been certified by a firm of independent public accountants of recognized national standing selected by the Lessee;

         (c) as soon as available, one copy of each Annual Report on Form 10-K (or any successor form) and Quarterly Report on Form 10-Q (or any successor form) filed by the Lessee with the Securities and Exchange Commission or any successor agency;

         (d) within the time period prescribed in subparagraph (b) above, a certificate, signed by the Treasurer or principal financial officer of the Lessee, to the effect that the signer has reviewed the activities of the Lessee during the immediately preceding fiscal year and that he is not aware of any default in compliance by the Lessee with any of the covenants, terms and provisions of the Participation Agreement or the Lease (except as specified), and if a Lease Default or Lease Event of Default shall exist, specifying such Lease Default or Lease Event of Default and the nature and status thereof;

         (e) promptly, all material reports or statements which the Lessee may make to, or file with, the Securities and Exchange Commission or any successor thereto (excluding such reports or statements which are treated as confidential and not available to the public, in accordance with applicable law, by the Securities and Exchange Commission, for so long as such confidentiality shall be maintained); and

         (f) promptly, such additional information with respect to the financial condition or business of the Lessee as any Participant may from time to time reasonably request.

SECTION 6. CERTAIN COVENANTS OF THE PARTICIPANTS, THE TRUSTEES AND THE LESSEE.

         Section 6.1. Restrictions on Transfer of Beneficial Interest. The Owner Participant agrees that it shall not sell, convey, assign, pledge, mortgage or otherwise transfer any of its Beneficial Interest prior to the expiration or earlier termination of the Lease Term without the Lessee's and, so long as any Equipment Notes are outstanding, the Indenture Trustee's consent (which consent shall not be unreasonably withheld) and absent indemnifying the Lessee to its reasonable satisfaction unless:

         (a) the Person to whom such transfer is to be made (a "Transferee") is
(i) an institutional or corporate investor with net worth or, in the case of a bank or lending institution, combined capital and surplus at the time of such transfer of at least US$75,000,000 determined in accordance with generally accepted accounting principles or (ii) any Affiliate of any such institutional or corporate investor if such investor guarantees the obligations so assumed by such Affiliate pursuant to an instrument or instruments identical to Exhibit B hereto in all material respects or otherwise reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee or (iii) an Affiliate of the Owner Participant; provided that in the event of a transfer pursuant to clause
(iii) which does not qualify under clauses (i) or (ii), the Owner Participant shall remain liable for all of its obligations under this Agreement and the other Operative Agreements and any guarantee given pursuant to clause (ii) shall remain in full force and effect;

         (b) the Owner Participant is not in default under the Lease;

         (c) neither the Transferee nor any of its Affiliates shall be a direct competitor (other than as a passive investor or loan participant in the financing of equipment or facilities used in full service railcar leasing) of the Lessee in the business of leasing rail cars under full service operating leases; provided, that no Transferee or Affiliate thereof shall be deemed to (i) be engaged in full service railcar leasing or (ii) hold (directly or indirectly) any material interest in any business that is competitive with the Lessee's full service railcar leasing business, solely by reason of any sale, lease or other disposition (or any actions in furtherance of any of the foregoing) of any of such Person's interest in any equipment or facilities directly or indirectly owned, leased or otherwise controlled pursuant to any such Person's passive investment or loan participation in the financing of any such equipment or facilities used in full service railcar leasing or any re-leasing or sale of any rail equipment which is returned to or repossessed by or on behalf of the Owner Participant or any Affiliate of the Owner Participant from a lessee or borrower in connection with a lease financing or lender transaction entered into by the Owner Participant or such Affiliate as a passive lessor, investor or lender;

         (d) the Indenture Trustee and the Lessee shall have received 10 days prior written notice of such transfer specifying the name and address of any proposed transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this
Section 6.1; provided, however, that such 10 days prior written notice need not be given to the Indenture Trustee and the Lessee if such sale, conveyance, assignment, pledge, mortgage or other transfer is to an Affiliate of the Owner Participant;

         (e) so long as any Interim Interest has become due and payable but has not been paid by, or reimbursed by, the Owner Participant, the Lessee shall have consented in writing to such transfer;

         (f) such Transferee enters into an agreement or agreements in form and substance reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee whereby such Transferee confirms that it shall be deemed a party to this Agreement and each other Operative Agreement to which the transferring Owner Participant is a party, and agrees to be bound by all the terms of, and to undertake all of the obligations and liabilities of the transferring Owner Participant contained in, this Agreement and such other Operative Agreements and in which the Transferee shall make representations and warranties comparable to those of the Owner Participant contained herein and therein;

         (g) such transfer complies in all respects with and does not violate any applicable federal securities law and the securities law of any applicable state;

         (h) an opinion of counsel to the Transferee (which counsel shall be reasonably acceptable to the Lessee and the Indenture Trustee and which may be internal counsel of the Transferee), confirming (i) the existence, power and authority of, and due authorization, execution and delivery of all relevant documentation by, the Transferee (with appropriate reliance on certificates of corporate officers or public officials as to matters of fact), (ii) that each agreement referred to in subparagraph (f) above is the legal, valid, binding and enforceable obligation of the Transferee (subject to customary qualifications as to bankruptcy and equitable principles) and (iii) compliance of the transfer with applicable federal securities laws and material laws of the Transferee's domicile and other material laws applicable to the Transferee, shall be provided, prior to such transfer, to the Lessee and the Indenture Trustee, which opinion shall be in form and substance reasonably satisfactory to each of them;

         (i) except as specifically consented to in writing by the Lessee and the Indenture Trustee, the terms of the Operative Agreements shall not be altered;

         (j) such transfer shall not result in an increase in the Lessee's obligations under Section 7.1 or 7.2 or under the Tax Indemnity Agreement;

         (k) no Owner Participant shall hold less than 20% of the Beneficial Interest after giving effect to such transfer and the Beneficial Interest shall be held by not more than four Owner Participants;

         (l) all reasonable expenses of the parties hereto (including, without limitation, legal fees and expenses of special counsel) incurred in connection with each transfer of such Beneficial Interest shall be paid by the transferring Owner Participant or the Transferee;

         (m) such transfer (i) does not involve the use of an amount which constitutes assets of an employee benefit plan subject to Title I of ERISA or
Section 4975 of the Code or (ii) will not constitute a prohibited transaction under ERISA;

         (n) as a result of such transfer, no Indenture Default attributable to the Owner Participant or the Owner Trustee shall have occurred and be continuing;

         (o) as long as no Lease Event of Default has occurred and is continuing, the transfer does not involve the sale of the stock of any Owner Participant the sole asset of which is all or a portion of the Beneficial Interest to, or the merger of any such Owner Participant with or into, any Person described in paragraph (c) of this Section 6.1;

         (p) the Transferee (i) is a "United States Person" within the meaning of Section 7701(a)(30) of the Code or (ii) is engaged in a United States trade or business for purposes of Subtitle A, Chapter 1, Subchapter N of the Code and is acquiring such Beneficial Interest in connection with such trade or business;

         (q) the Owner Participant shall have made available its Commitment in respect of Units to be delivered on the Subsequent Closing Date; and

         (r) the Owner Participant shall deliver an Officer's Certificate certifying as to compliance with the transfer requirements contained herein.

Upon any such transfer, (i) except as the context otherwise requires, such Transferee shall be deemed the "Owner Participant" for all purposes, and shall enjoy the rights and privileges and perform the obligations of the Owner Participant to the extent of the interest transferred hereunder and under each other Operative Agreement to which the Owner Participant is a party, and, except as the context otherwise requires, each reference in this Agreement and each other Operative Agreement to the "Owner Participant" shall thereafter be deemed to include such Transferee for all purposes to the extent of the interest transferred, and (ii) the transferor, except as provided in Section 6.1(l) hereof and except in the case of a transfer to a Transferee described in Section 6.1(a)(iii) hereof, shall be released from all obligations hereunder and under each other Operative Agreement to which such transferor is a party or by which such transferor is bound to the extent such obligations are expressly assumed by a Transferee; and provided, further, that in no event shall any such transfer or assignment waive or release the transferor from any liability on account of any breach existing immediately prior to such transfer of any of its representations, warranties, covenants or obligations set forth in the Operative Agreements or for any fraudulent or willful misconduct. Any transfer or assignment of the Beneficial Interest in violation of this Section 6.1 shall be of no effect as between the parties to this Agreement. Subject to the rights of the Lessee pursuant to subsection 6.1(o), the provisions of this Section 6.1 shall not be construed to restrict the Owner Participant from consolidating with or merging into any other corporation or restricting another corporation from merging into or consolidating with the Owner Participant. No consent of the Lessee otherwise required hereunder shall be required if any Lease Event of Default shall have occurred and be continuing. Notwithstanding any transfer, the transferor Owner Participant shall be entitled to all benefits accrued and all rights vested prior to such transfer, including, without limitation, rights to indemnification under any Operative Agreements.

         Section 6.2. Lessor's Liens Attributable to the Owner Participant. The Owner Participant hereby unconditionally agrees with and for the benefit of the other parties to this

Agreement that the Owner Participant will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens on or against any part of the Trust Estate or the Equipment attributable to the Owner Participant, and the Owner Participant agrees that it will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lessor's Lien (by bonding or otherwise, so long as Lessee's operation and use of the Equipment and the interest of the Indenture Trustee in the Indenture Estate is not impaired); provided that the Owner Participant may contest any such Lessor's Lien in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Equipment or any interest therein or interference with the use, operation, or possession of the Equipment by the Lessee under the Lease or the rights of the Indenture Trustee under the Indenture.

         Section 6.3. Lessor's Liens Attributable to the Owner Trustee. The Owner Trustee, in its individual capacity, hereby unconditionally agrees with and for the benefit of the other parties to this Agreement that the Owner Trustee in its individual capacity will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens on or against any part of the Trust Estate or the Equipment attributable to the Owner Trustee in its individual capacity, and the Owner Trustee in its individual capacity agrees that it will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lessor's Lien attributable to the Owner Trustee in its individual capacity (by bonding or otherwise, so long as Lessee's operation and use of the Equipment and the interest of the Indenture Trustee in the Indenture Estate is not impaired); provided that the Owner Trustee may contest any such Lessor's Lien in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Equipment or any interest therein or interference with the use, operation, or possession of the Equipment by the Lessee under the Lease or the right of the Indenture Trustee under the Indenture.

         Section 6.4. Liens Created by the Indenture Trustee and the Loan Participant.

         (a) The Indenture Trustee, in its individual capacity, covenants and agrees with the Lessee, the Owner Trustee, the Owner Participant and the Loan Participant that it shall not cause or permit to exist any Lien on the Equipment or all or any portion of any Trust Estate or the Indenture Estate arising as a result of (i) claims against the Indenture Trustee in its individual capacity not related to its interest in the Equipment and any Trust Estate, or to the administration of the Indenture Estate pursuant to the Indenture, (ii) acts of the Indenture Trustee in its individual capacity not contemplated by, or failure of the Indenture Trustee to take any action it is expressly required to perform by, the Operative Agreements, (iii) claims against the Indenture Trustee in its individual capacity relating to Taxes or expenses that are not indemnified against by the Lessee pursuant to Section 7 attributable to the actions of the Indenture Trustee, solely in its individual capacity, or (iv) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Equipment, the Indenture Estate or the Operative Agreements, other than a transfer permitted by the Operative Agreements and that the Indenture Trustee will, at its own cost and expense (and without any right of reimbursement from any other party hereto), promptly take such action as may be necessary duly to discharge any such Lien.

         (b) The Loan Participant covenants and agrees with the Lessee, the Owner Trustee, the Owner Participant and the Indenture Trustee that it shall not cause or permit to exist any Lien on the Equipment or all or any portion of any Trust Estate or the Indenture Estate arising as a result of (i) claims against such Loan Participant not related to its interest in the Equipment and any Trust Estate, (ii) acts of such Loan Participant not contemplated by, or failure of such Loan Participant to take any action it is expressly required to perform by, the Operative Agreements, (iii) claims against such Loan Participant relating to Taxes or expenses that are not indemnified against by the Lessee pursuant to
Section 7, or (iv) claims against such Loan Participant arising out of the transfer by such Loan Participant of all or any portion of its interest in the Equipment, the Indenture Estate or the Operative Agreements, other than a transfer permitted by the Operative Agreements and that such Loan Participant will, at its own cost and expense (and without any right of reimbursement from the Lessee), promptly take such action as may be necessary duly to discharge any such Lien.

         Section 6.5. Covenants of Owner Trustee, Owner Participant and Indenture Trustee. The Owner Participant, and the Owner Trustee in its individual and trust capacity, hereby agree, as to their own actions only, severally and not jointly, with the Lessee, the Loan Participant and the Indenture Trustee (a) not to amend, supplement, or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of the Lessee, the Loan Participant or the Indenture Trustee without the prior written consent of such party and (b) not to terminate or revoke the Trust Agreement or the trusts created by the Trust Agreement prior to the payment in full and discharge of the Equipment Notes and all other indebtedness secured by the Indenture and the final discharge thereof pursuant to Section 7.1 thereof or prior to the expiration or early termination of the Lease. Each of the Owner Trustee and the Indenture Trustee agrees, for the benefit of the Lessee and the Owner Participant, to comply with the provisions of the Indenture and not to amend, supplement, or otherwise modify any provision of the Indenture except in the manner provided in Article IX thereof. Notwithstanding any provision herein or in any of the Operative Agreements to the contrary, the Indenture Trustee's obligation to take or refrain from taking any actions, or to use its discretion (including, but not limited to, the giving or withholding of consent or approval and the exercise of any rights or remedies under such Operative Agreements), and any liability therefor, shall, in addition to any other limitations provided herein or in the other Operative Agreements, be limited by the provisions of the Indenture.

         Section 6.6. Amendments to Operative Agreements. The Trustees and Participants will not terminate the Operative Agreements to which the Lessee is not or will not be a party, or amend, supplement, waive or modify such Operative Agreements in any manner that increases the obligations or liabilities, or decreases the rights, of the Lessee under such Operative Agreements, except in accordance with such Operative Agreements in effect on the date hereof (as amended, modified or supplemented from time to time in accordance with the terms hereof and of such Operative Agreements). The Owner Participant and the Trustees (as applicable) agree that, in any event, they will not amend Section 2.10 or
Article IX of the Indenture or Article IX of the Trust Agreement without the prior written consent of the Lessee.

         Section 6.7. Covenant of the Lessee. The Lessee hereby agrees with the Owner Trustee, each Participant and the Indenture Trustee to deliver to the Owner Trustee on the Initial

Closing Date and the Subsequent Closing Date a Bill of Sale evidencing the purchase and transfer of title of each Unit to be settled for on such Closing Date.

         Section 6.8. Merger Covenant. The Lessee shall not consolidate with or merge into any other Person, or permit any other Person to merge into it, or convey, transfer or lease substantially all of its assets as an entirety to any Person unless (i) the Person formed by such consolidation or surviving such merger (if other than the Lessee) or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Lessee as an entirety is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall execute and deliver to the Owner Trustee, the Owner Participant and the Indenture Trustee an agreement containing the assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement and each of the other Lessee Agreements to be performed or observed by the Lessee,
(ii) immediately prior to and immediately after giving effect to such transaction, no Lease Default or Lease Event of Default shall have occurred, whether as a result of such consolidation or merger or such conveyance, transfer or lease or otherwise, (iii) the Lessee shall have made all filings necessary or appropriate in the reasonable opinion of the Owner Trustee and the Indenture Trustee in order to preserve and protect the rights of the Lessor under the Lease and of the Indenture Trustee under the Indenture and (iv) there shall have been delivered to the Owner Participant, the Owner Trustee and the Indenture Trustee an Officer's Certificate of the successor to the Lessee (or such Person as is the surviving corporation) and an opinion of counsel (which may be such Person's in-house counsel) in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee and the Indenture Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Section 6.8. Upon such consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Lessee as an entirety in accordance with this Section 6.8, the successor corporation formed by such consolidation or into which the Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the other Operative Agreements with the same effect as if such successor corporation had been named as the Lessee herein.

         Section 6.9. Lessee's Purchase in Certain Circumstances. If an Owner Participant, any subsequent transferee or any Affiliate thereof is engaged, or acquires, is acquired by, merges or otherwise consolidates with any company or Affiliate thereof engaged, in full service railcar leasing, whether or not a direct competitor to the Lessee or any Affiliate thereof, or by or with any Person that has a material interest (whether held directly or indirectly) in an enterprise that engages in a business that is competitive with the Lessee's full service railcar leasing business, the Lessee may, on a Determination Date which is designated by the Lessee by written notice to the Owner Trustee, the Indenture Trustee and the Pass Through Trustee not less than 25 days prior to such Determination Date, purchase the Equipment for a purchase price equal to the greater of Termination Value or the Fair Market Sales Value, each calculated as of such Determination Date, plus in either case all accrued and unpaid Rent for the Equipment as of the date of purchase and any Make-Whole Amount then payable on the Equipment Notes pursuant to Section 2.10(c) of the Indenture; provided, that the Lessee's rights to purchase the Equipment pursuant to this
Section 6.9 shall terminate on the earlier to occur of (i) the 90th day after receipt by the Lessee of written notice from the Owner Participant or any subsequent transferee or any Affiliate thereof, that it is engaged in full service railcar leasing or of any such acquisition, merger or consolidation and
(ii) the 90th day after the Lessee otherwise obtains actual knowledge of any such occurrence; provided further, that an institutional investor which is a passive investor in the financing of equipment or facilities used in full service railcar leasing shall not, solely by reason of such investment, be deemed to be engaged in such business; provided, further, that none of any Owner Participant or any subsequent transferee or Affiliate thereof shall be deemed to
(i) be engaged in full service railcar leasing or (ii) hold (directly or indirectly) any material interest in any business that is competitive with the Lessee's full service railcar leasing business, solely by reason of any sale, lease or other disposition (or any actions in furtherance of any of the foregoing), of any of such Person's interest in any equipment or facilities directly or indirectly owned, leased or otherwise controlled pursuant to any such Person's passive investment or loan participation in the financing of any such equipment or facilities used in full service railcar leasing or any re-leasing or sale of any rail equipment which is returned to or repossessed by or on behalf of the Owner Participant or any Affiliate from a lessee or borrower in connection with a lease financing or lender transaction entered into by the Owner Participant or such Affiliate as a passive lessor, investor or lender.

         If the Lessee elects to exercise the purchase option provided for in this Section 6.9, Lessee shall, as the purchase price therefor, in the sole discretion of the Lessee, either (i) pay the Termination Value or the Fair Market Sales Value, as specified in the paragraph above, together with all other amounts due and owing by Lessee under the Operative Agreements, or (ii) pay the difference between the Termination Value or the Fair Market Sales Value, as applicable, and the outstanding principal amount of the Equipment Notes as of the Determination Date, together with all other amounts due and owing by the Lessee under the Operative Agreements, and assume on a full recourse basis, and agree to indemnify the Lessor against, all of the Owner Trustee's obligations in respect of the related Equipment Notes; provided, that, following such assumption, the purchased Units shall remain subject to the lien of the related Indenture. The Lessee will make the payments required by foregoing clause (i) or assume the Equipment Notes as provided in foregoing clause (ii) on the Determination Date against delivery of a bill of sale transferring and assigning to the Lessee all right, title and interest of the Lessor in and to such Units on an "as-is" "where-is" basis and containing a warranty against the Lessor's Liens. The Lessor shall not be required to make any other representation or warranty as to the condition of such Units or any other matters, and may specifically disclaim any such representations or warranties.

         Section 6.10. Owner Participant an Affiliate of Lessee. If at any time the original or any successor Owner Participant shall be an Affiliate of the Lessee, such Owner Participant and the Lessee agree that notwithstanding Section
9.05 of the Indenture such Owner Participant will not vote its Beneficial Interest to modify, amend or supplement any provision of the Lease or this Agreement or give, or permit the Owner Trustee to give, any consent, waiver, authorization or approval thereunder if any such action would adversely affect in a material manner the Indenture Trustee or any holder of an Equipment Note unless such action shall have been consented to by a Majority in Interest.

         Section 6.11. Corporate Existence; Place of Business. The Lessee shall at all times maintain its corporate existence except as permitted by Section 6.8; and it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate rights, powers, privileges and franchises except for any corporate right, power, privilege or franchise that it in good faith determines is no longer necessary or desirable in the conduct of its business.

         Section 6.12. No Impairment of Warranties. From and after the Closing Date and throughout the Lease Term, the Lessee shall not take any action (or fail to take any action) if the result of such action (or failure to act) would abrogate or invalidate or otherwise materially adversely affect the validity of any warranties applicable to the Units which would otherwise be available with respect to the Units.

SECTION 7. LESSEE'S INDEMNITIES.

         Section 7.1. General Tax Indemnity.

         (a) Tax Indemnitee Defined. For purposes of this Section 7.1, "Tax Indemnitee" means the Owner Participant, its Affiliates, the Pass Through Trustee, both in its individual capacity and as trustee, the Owner Trustee both in its individual capacity and as trustee, the Indenture Trustee both in its individual capacity and as trustee, each of their respective successors or assigns permitted under the terms of the Operative Agreements, any officer, director, employee or agent of any of the foregoing, the Trust Estate and the Indenture Estate.

         (b) Taxes Indemnified. All payments by the Lessee to any Tax Indemnitee in connection with the transactions contemplated by the Operative Agreements shall be free of withholdings of any nature whatsoever (and at the time that the Lessee is required to make any payment upon which any withholding is required the Lessee shall pay an additional amount such that the net amount actually received will, after such withholding and on an After-Tax Basis, equal the full amount of the payment then due) and shall be free of expense to each Tax Indemnitee for collection or other charges, provided, however, that no such additional amounts shall be paid by the Lessee and the Lessee assumes no responsibility regarding any withholdings imposed by reason of any transfer of the Equipment or any interest in the Operative Agreements by the Lessor or the Owner Participant other than any Transfer which occurs during the continuance of a Lease Default or Lease Event of Default. If, for any reason, the Lessee is required to make any payment to a taxing authority with respect to, or as a result of, any withholding tax imposed on any Tax Indemnitee in respect of the transactions contemplated by the Operative Agreements which withholding tax is not the responsibility of the Lessee under this Section 7.1 then such Tax Indemnitee shall pay to the Lessee within 30 days of a demand an amount which equals the amount paid by the Lessee with respect to, or as a result of, such withholding tax, plus interest computed at such Tax Indemnitee's cost of funds rate during the period commencing on the date the Lessee shall have paid an additional amount pursuant to the first sentence of this paragraph and ending on the date the Lessee actually receives such payment. Subject to the exclusions stated in subsection (c) below, the Lessee agrees to indemnify and hold harmless each Tax Indemnitee, on an After-Tax Basis, taking into account the income tax consequences to the Tax Indemnitee of the accrual or receipt of an indemnity payment, against all fees (including, without limitation, license, documentation or other fees and registration fees), taxes (including, without limitation, income, gross receipts, franchise, sales, use, rental, turnover, business, occupation, excise, value-added, tangible and intangible personal property and stamp taxes), levies, assessments, imposts, duties, charges or withholdings of any nature, together with any and all penalties, additions to tax, fines or interest thereon ("Taxes") imposed upon any Tax Indemnitee, the Lessee or any Person in possession of the Equipment or all or any part of the Equipment by any federal, state or local government, political subdivision, or taxing authority in the United States or its possessions, by any government or taxing authority of or in a foreign country or by any international authority, upon, with respect to or in connection with:

              (i) the Equipment or any part of any of the Equipment or interest therein;

              (ii) the acquisition, financing, ownership, leasing, possession, purchase, acceptance, rejection, condition, registration, return, use, storage, operation, return, transfer of title, maintenance, repair, improvement, replacement, substitution, delivery, redelivery, non-delivery, transport, preparation, assembly, insurance, construction, manufacture, insuring, modification, transfer, control, occupancy, servicing, mortgaging, location, refinancing, disposition, subleasing, repossession, abandonment, sale or other application or disposition of or with respect to the Equipment or any part of any of the Equipment or interest therein;

              (iii) the rental payments, receipts of earnings arising from any Unit of Equipment or payable pursuant to the Lease;

              (iv) the Equipment Notes, their issuance, acquisition, transfer or refinancing or (as between the Lessee and any Tax Indemnitee other than the Indenture Estate) the payment of principal, interest or Make-Whole Amount or other amounts with respect thereto; and

              (v) the Operative Agreements or otherwise in connection with the transactions contemplated thereby.

         (c) Taxes Excluded. The indemnity provided for in paragraph (b) above shall not extend to any of the following:

              (i) In the case of the Owner Participant, the Owner Trustee or the Trust Estate, Income Taxes (as defined in Section 7.1(l), below) imposed by (A) the United States federal government, other than any United States federal Income Taxes imposed by way of deduction or withholding upon or with respect to payments on any Equipment Notes, together with any penalties, fines, additions to Tax or interest related thereto (provided that this subclause (A) shall not be construed as preventing Lessee from recouping any such deduction or withholding from the Indenture Trustee, the Pass Through Trustee or any Certificateholder or as giving to the Indenture Trustee a right to indemnification by the Lessee for Taxes payable pursuant to Section
         6.09 of the Indenture), (B) any state or local tax jurisdiction in the United States (unless such Tax

         Indemnitee would not have been subject to tax in such jurisdiction but for this transaction (including the operation or presence of any Unit (or part thereof) and other leasing transactions between the Lessee (or its Affiliates) and the Owner Participant (or its Affiliates) or the Lessee making payment from or performing other actions in such jurisdiction)), provided, however, that for purposes of this clause
         (B), the determination of (y) whether any Tax Indemnitee is treated as being incorporated or having its principal place of business in any state or local tax jurisdiction under this clause (B), or (z) whether any such Tax Indemnitee is deemed to be subject to tax in any state or local tax jurisdiction but for this transaction under this clause (B), shall be made by treating each corporation which is a Tax Indemnitee on a stand-alone basis and without regard to any Affiliates, related Tax Indemnitees or other entities, except to the extent that such Tax Indemnitee files combined or consolidated tax returns in such state or local jurisdiction, respectively, with one or more Affiliates which are also Tax Indemnitees, (C) any foreign government or any political subdivision or taxing authority thereof or any territory or possession of the United States or by any international authority except to the extent such Income Taxes would not have been imposed by such jurisdiction but for the use, location, operation, presence or registration of any Unit or part thereof in such jurisdiction or the activities of the Lessee or any of its Affiliates in such jurisdiction or the making of any payments from such jurisdiction by or on behalf of the Lessee pursuant to the Operative Agreements or (D) any government or jurisdiction described in (A), (B) or (C) of this clause (i) because the applicable Tax Indemnitee is not a resident of the United States for tax purposes.

                  (ii) Taxes imposed with respect to any period after the earliest of (x) the return of possession of the Equipment to the Owner Participant or the placement of the Equipment in storage at the request of the Owner Participant, in either case pursuant to Section 6 of the Lease, (y) the termination of the Lease Term pursuant to Section 22.1 or Section 22.3 of the Lease, or (z) the discharge in full of the Lessee's obligation to pay the Termination Value or the Stipulated Loss Value and all other amounts due, if any, under Section 10 or 11.2 of the Lease, as the case may be, with respect to the Equipment; provided that the exclusion set forth in this clause (ii) shall not apply to Taxes to the extent such Taxes relate to events occurring or matters arising prior to or simultaneously with such time;

                  (iii) As to any Tax Indemnitee, Taxes to the extent caused by any misrepresentation or breach of warranty or covenant under the Operative Agreements or by the gross negligence or willful misconduct of such Tax Indemnitee;

                  (iv) As to any Tax Indemnitee, Taxes which become payable as a result of a sale, assignment, transfer or other disposition (whether voluntary or involuntary) by such Tax Indemnitee of all or any portion of its interest in the Equipment or any part thereof, the Trust Estate or any of the Operative Agreements or rights created thereunder other than as a result of the substitution, modification or improvement of the Equipment or any part thereof or a disposition which occurs as the result of the exercise of remedies for a Lease Event of Default, any disposition which occurs during the continuance of a Lease Event of Default or a purchase of any Unit pursuant to the Lease; provided, that, notwithstanding the foregoing, Lessee shall not be obligated to indemnify any Tax Indemnitee with respect to net income taxes imposed within the United States as the result of a sale, assignment, transfer or other disposition by such Tax Indemnitee or any Taxes imposed as a result of the status of the Tax Indemnitee as other than a resident of the United States for tax purposes;

                  (v) Taxes which result from the Owner Trustee's engaging on behalf of the Trust Estate in transactions unrelated to those permitted or contemplated by the Operative Agreements;

                  (vi) As to any Tax Indemnitee, Taxes to the extent they exceed the Taxes that would have been imposed had the initial Tax Indemnitee not transferred, sold or otherwise disposed of any interest held by such Tax Indemnitee pursuant to any of the Operative Agreements; and

                  (vii) Taxes imposed on the Owner Trustee based on the Owner Trustee's fee for services under the Trust Agreement.

         (d) Other Obligations. Notwithstanding any other provision anywhere contained in the Operative Agreements, it is understood that except as provided in Section 6.2, with respect to the Owner Participant, and Section 6.3, with respect to the Owner Trustee, the Owner Participant and the Owner Trustee shall have no obligations with respect to Taxes or other charges to the Indenture Trustee or the Loan Participant imposed under Section 7.16 of the Pass Through Trust Agreement or Section 6.09 of the Indenture, or otherwise.

         (e)      Payments to Lessee.

                  (i) If any Tax Indemnitee shall realize a Tax benefit (net of any Tax detriment not otherwise paid or indemnified against by the Lessee hereunder) as a result of any Taxes paid or indemnified against by the Lessee under this Section 7.1 (whether by way of deduction, credit, allocation or apportionment or otherwise), such Tax Indemnitee shall pay to the Lessee an amount equal to the amount of such Tax benefit, increased by the Tax Indemnitee's additional saved Taxes attributable to the payment being made to the Lessee hereunder; provided, however, that in no event shall the aggregate amount paid by any Tax Indemnitee to the Lessee with respect to any realized Tax benefit exceed the aggregate amount previously advanced by the Lessee with respect to such Taxes but provided, further, that such excess shall be carried forward to reduce or offset any future obligations of the Lessee to such Tax Indemnitee under this Section 7.1.

                  (ii) Upon receipt by a Tax Indemnitee of a refund or credit of all or part of any Taxes paid or indemnified against by the Lessee, such Tax Indemnitee shall pay to the Lessee an amount equal to the amount of such refund plus any interest received by or credited to such Tax Indemnitee with respect to such refund increased or decreased, as the case may be, by the Tax Indemnitee's net additional or saved taxes attributable to the receipt of such amounts from the taxing authority and the payment being made to the Lessee hereunder.

                  (iii) The Tax Indemnitee shall in good faith file its Tax returns and deal with taxing authorities to seek and claim any such tax benefits or refunds.

         (f) Procedures. Any amount payable to a Tax Indemnitee pursuant to paragraph (b) shall be paid within 30 days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that such amount need not be paid prior to (i) the date on which such Taxes are due, or (ii) in the case of amounts which are being contested pursuant to paragraph (g) hereof, the time such Taxes are due and payable pursuant to the resolution of such contest (including all appeals). Any amount payable to the Lessee pursuant to paragraph (e) shall be paid within 30 days after the Tax Indemnitee realizes a net tax benefit or receives a refund giving rise to a payment under paragraph (e), and shall be accompanied by a written statement by the Tax Indemnitee setting forth in reasonable detail the basis for computing the amount of such payment. Within 15 days following the Lessee's receipt of any computation from the Tax Indemnitee, the Lessee may request that the accounting firm that regularly prepares the certified financial statements of the Tax Indemnitee determine whether such computations of the Tax Indemnitee are correct. Such accounting firm shall be requested to make the determination contemplated by this paragraph (f) within 30 days of its selection. In the event such accounting firm shall determine that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The Tax Indemnitee shall cooperate with such accounting firm and supply it with all information necessary to permit it to accomplish such determination on a confidential basis. The computations of such accounting firm shall be final, binding and conclusive upon the parties and the Lessee shall have no right to inspect the books, records or tax returns of the Tax Indemnitee to verify such computation or for any other purpose. All fees and expenses of the accounting firm payable under this Section 7.1(f) shall be borne by the Lessee except that if such accounting firm determines that the Tax Indemnitee's computations were incorrect and understated the payments owing to the Lessee or overstated the payments owing to such Tax Indemnitee by 10% or more of the correct amount as determined by such accounting firm, then the Tax Indemnitee shall bear the fees and expenses of such accounting firm.

         (g) Contest. If a written claim is made against a Tax Indemnitee for Taxes with respect to which the Lessee may be liable for indemnity hereunder, the Tax Indemnitee shall give the Lessee prompt notice in writing of such claim (and in any event within 30 days after its receipt) and shall promptly furnish the Lessee with copies of the claim and all other writings received from the taxing authority relating to the claim; provided however, that the failure of such Tax Indemnitee to timely provide such written notice shall not affect the Lessee's obligations under this Section 7.1(g) except to the extent that the same materially adversely affects the ability of the Lessee to contest such Taxes. The Tax Indemnitee shall not pay such claim prior to the 30 days after providing the Lessee with such written notice, unless required to do so by law or unless deferral of payment would cause material adverse consequences to the Tax Indemnitee. The Tax Indemnitee shall in good faith, with due diligence and at the Lessee's expense, if requested in writing by the Lessee, contest (including pursuing all appeals permitted hereby) in the name of the Tax Indemnitee (or, if requested by the Lessee and permissible as a matter of law, in the name of the Lessee), or shall permit the Lessee to contest in either the name of the Lessee or with the Tax Indemnitee's consent, in the name of the Tax Indemnitee the validity, applicability or amount of such Taxes by,

              (i)   resisting payment thereof if practical;

              (ii) not paying the same except under protest if protest is necessary and proper;

              (iii) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; or

              (iv) taking such other reasonable action as is reasonably requested by the Lessee from time to time.

provided, however, that to the extent the contest is carried on in the name of the Lessee or an Affiliate, or is brought in the name of a Tax Indemnitee and involves only Taxes for which the Lessee is or will be liable hereunder, such contest shall be undertaken by the Lessee at the Lessee's expense (unless at any time the Tax Indemnitee determines in its reasonable good faith judgment that based upon the Lessee's conduct of such contest the Lessee's continued control of such contest is reasonably likely to have a material adverse impact on the Tax Indemnitee) and at no-after-tax cost to any Tax Indemnitee, but if such contest would involve any other Taxes or any Taxes in the nature of a tax on net income then such Tax Indemnitee may in its sole discretion control such contest (including selecting the forum for such contest). In no event shall any Tax Indemnitee be required or the Lessee be permitted to contest any Taxes for which the Lessee is obligated to indemnify pursuant to this Section unless: (i) such Lessee shall have acknowledged its liability to such Tax Indemnitee for an indemnity payment pursuant to this Section as a result of such claim if and to the extent such Indemnitee or the Lessee, as the case may be, shall not prevail in the contest of such claim; (ii) such Tax Indemnitee shall have received the opinion of tax counsel (which may, in the case of Taxes imposed by a taxing authority located in the United States, include in-house counsel of the Lessee) selected by the Lessee and satisfactory to the Tax Indemnitee furnished at Lessee's sole expense, to the effect that a reasonable basis consistent with ABA Opinion 85-352 exists for contesting such claim or, in the event of an appeal, that it is more likely than not that an appellate court will reverse or substantially modify the adverse determination (and provided that no appeal shall be required to the United States Supreme Court); (iii) the Lessee shall have agreed to pay such Tax Indemnitee on demand (and at no after-tax cost to any Tax Indemnitee) all reasonable costs and expenses that such Tax Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all costs, expenses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to the Taxes); (iv) no Lease Event of Default shall have occurred and shall have been continuing; (v) such Tax Indemnitee shall have determined that the action to be taken will not result in any risk of imposition of criminal penalties or substantial danger of sale, forfeiture or loss of, or the creation of any Lien (except if such Lessee shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) on the Equipment or any portion thereof or any interest therein; and
(vi) if such contest shall be conducted in a manner requiring the payment of the claim, the Lessee shall have paid the amount required (at no after-tax cost to such Tax Indemnitee). The Lessee shall cooperate with the Tax Indemnitee with respect to any contest controlled and conducted by the Tax Indemnitee and the Tax Indemnitee shall consult with the Lessee regarding the conduct of such contest. The Tax Indemnitee shall cooperate with the Lessee with respect to any contest controlled and conducted by the Lessee and the Lessee shall consult with the Tax Indemnitee regarding the conduct of such contest.

         In no event will a Tax Indemnitee be required to contest any Taxes if such Tax Indemnitee shall waive its right to an indemnity under this Section
7.1. Unless a Tax Indemnitee obtains the consent of the Lessee, which consent shall not be unreasonably withheld (provided, however, the Lessee shall not be considered to have unreasonably withheld such consent because of (i) any failure by the Lessee to consider any issue or dispute of the Tax Indemnitee not directly related to the claim giving rise to the contest rights in issue or (ii) the Lessee's consideration of the effects of such settlement on issues of the Lessee which are not the subject of such claim), the settlement of any contest required under Section 7.1 by a Tax Indemnitee shall constitute a waiver by such Tax Indemnitee of its rights to indemnification hereunder as to such contest and as to any future claims for which the Lessee's right to contest shall have been precluded by such Tax Indemnitees' failure to contest.

         (h) For purposes of this Section 7.1 and Section 7.2, in determining the order in which any Tax Indemnitee utilizes withholding or other foreign taxes as a credit against such Tax Indemnitee's United States income taxes, such Tax Indemnitee shall be deemed to utilize (i) first, all foreign taxes other than those described in clause (ii) below; provided, however, that such other foreign taxes which are carried back to the taxable year for which a determination is being made (other than any carrybacks which are known to be available at the time such determination is made) pursuant to such clause (i) shall be deemed utilized after the foreign taxes described in clause (ii) below, and (ii) then, on a pro rata basis, all foreign taxes (including fees, taxes and other charges hereunder) with respect to which such Tax Indemnitee is entitled to obtain indemnification pursuant to an indemnification provision contained in any lease, loan agreement, financing document or participation agreement (including the Lease).

         (i) In the event any reports with respect to Taxes are required to be made, the Lessee will either prepare and file such reports (and in the case of reports which are required to be filed on the basis of individual items of Equipment, such reports shall be prepared and filed in such manner as to show as required the interests of each Tax Indemnitee in such item of Equipment) or, if it shall not be permitted to file the same, it will notify each Tax Indemnitee of such reporting requirements, prepare such reports in such manner as shall be reasonably satisfactory to each Tax Indemnitee and deliver the same to each Tax Indemnitee within a reasonable period prior to the date the same is to be filed. The Lessee shall provide such information as the Owner Participant or the Lessor may reasonably require from the Lessee to enable the Owner Participant and the Lessor to fulfill their respective tax filing, tax audit, and tax litigation obligations.

         (j) The provisions of this Section 7.1 shall continue in full force and effect, notwithstanding the expiration or termination of any Operative Agreement, until all obligations hereunder have been met and all liabilities hereunder paid in full.

         (k) Any amount payable to the Lessee pursuant to the terms of this
Section 7.1 shall not be paid or retained by the Lessee if at the time of such payment or retention a Lease Default relating to Sections 14(a), 14(b), 14(g) or 14(h) or a Lease Event of Default shall have occurred and be continuing. Such otherwise paid or retained amounts may be applied by the related Tax Indemnitee to satisfy the obligations of the Lessee under the Operative Agreements. At such time as there shall not be continuing any such Lease Default or Lease Event of Default, such amount shall be paid to the Lessee without interest to the extent not previously applied in accordance with the preceding sentence.

         (l) For purposes of this Section 7.1, the term "Income Tax" means any Tax based on or measured by or with respect to gross, adjusted gross or net income (including without limitation, capital gains taxes, minimum taxes and tax preferences) or gross or net receipts and Taxes which are capital, net worth, conduct of business, franchise or excess profits taxes and interest, additions to tax, penalties, or other charges in respect thereof (provided, however, that sales, use, rental, value-added (other than a value-added tax which is a tax or is in the nature of a tax on net or adjusted gross income), excise, or property taxes shall not constitute an Income Tax).

         Section 7.2. General Indemnification and Waiver of Certain Claims.

         (a) Claims Defined. For the purposes of this Section 7.2, "Claims" shall mean any and all costs, expenses, liabilities, obligations, losses, damages, penalties, actions or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) which may be imposed on, incurred by, suffered by, or asserted against an Indemnified Person, as defined herein, or any Unit and, except as otherwise expressly provided in this Section 7.2, shall include, but not be limited to, all reasonable out-of-pocket costs, disbursements and expenses (including legal fees and expenses) paid or incurred by an Indemnified Person in connection therewith or related thereto.

         (b) Indemnified Person Defined. For the purposes of this Section 7.2, "Indemnified Person" means the Owner Participant, the Owner Trustee (both in its individual capacity and as Owner Trustee), the Indenture Trustee and the Pass Through Trustee, and each of their respective directors, officers, employees, successors and permitted assigns, agents and servants, the Trust Estate and the Indenture Estate (the respective directors, officers, employees, successors and permitted assigns, agents and servants of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, as applicable, together with the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee, as the case may be, being referred to herein collectively as the "Related Indemnitee Group" of the Owner Participant, the Indenture Trustee, the Owner Trustee and the Pass Through Trustee, respectively).

         (c) Claims Indemnified. Whether or not any Unit is accepted under the Lease, or a closing occurs with respect thereto, and subject to the exclusions stated in subsection (d) below, Lessee agrees to indemnify, protect, defend and hold harmless each Indemnified Person on an After-Tax Basis against Claims directly or indirectly resulting from or arising out of or alleged to result from or arise out of (whether or not such Indemnified Person shall be indemnified as to such Claim by any other Person):

              (i) this Agreement or any other Operative Agreement or any of the transactions contemplated hereby and thereby or any Unit or the ownership, lease, operation, possession, modification, improvement, abandonment, use, non-use, maintenance, sublease, substitution, control, repair, storage, alteration, transfer or other application or disposition, return, overhaul, testing, servicing, replacement or registration of any Unit (including, without limitation, injury, death or property damage of passengers, shippers or others, and environmental control, noise and pollution regulations, or the discharge, spillage, release or escape of Hazardous Substances or damage to the environment (including, without limitation, clean-up costs, response costs, costs of corrective actions and natural resource damages)) whether or not in compliance with the terms of the Lease, or by any of the commodities, items or materials from time to time contained in any Unit, whether or not in compliance with the terms of the Lease, or by the inadequacy of any Unit or deficiency or defect in any Unit or by any other circumstances in connection with any Unit, or by the performance of any Unit or any risks relating thereto, or by any interruption of service, loss of business or anticipated profits or consequential damages;

              (ii) the construction, manufacture, financing, refinancing, design, purchase, acceptance, rejection, delivery, non-delivery or condition of any Unit (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement);

              (iii) any act or omission (whether negligent or otherwise) or any breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement to be performed by, or other obligation of, Lessee under any of the Operative Agreements, or the falsity of any representation or warranty of the Lessee in any of the Operative Agreements or in any document or certificate delivered in connection therewith other than representations and warranties in the Tax Indemnity Agreement;

              (iv) the offer, sale or delivery of any Equipment Notes or Pass Through Certificates or any interest in the Trust Estate;

              (v) any violation of law, rule, regulation or order by the Lessee or any sublessee or their respective directors, officers, employees, agents or servants; and

              (vi) any transfer of Equipment Notes or Pass Through Certificates being deemed to result in a "prohibited transaction" under ERISA or the Code.

         (d) Lessee's Claims Excluded. The following are excluded from the agreement to indemnify under this Section 7.2:

              (i) Claims with respect to any Unit to the extent attributable to acts or events occurring after (A) in the case of the exercise by the Lessee of a purchase option with respect to such Unit under Section
         22.1 or 22.3 of the Lease, the exercise by the Lessee of an early termination option with respect to such Unit under Section 10 of the Lease, the exercise by the Lessee of its right to purchase the Equipment under Section 6.9 of this Agreement, the occurrence of an Event of Loss with respect to such Unit under Section 11 of the Lease, or the election to replace such Unit under Section 8.1(b), 8.3 or 9.1 of the Lease, the last to occur of (x) the payment of all amounts due from the Lessee in connection with any such event, (y) the release of the Lien of the Indenture on such Unit, and (z) legal transfer of title to such Unit to any Person other than Lessor, except in the case of a retention of any Unit by Lessor pursuant to the terms and provisions of
         Section 10.3 of the Lease, and in the case of any such retention, upon the effective date of the termination of the Lease Term with respect to such Unit retained by Lessor pursuant to Section 10.3 or (B) in all other cases (except in any case where remedies are being exercised under Section 15 of the Lease), the last to occur of (x) with respect to such Unit, the earlier to occur of the termination of the Lease or the expiration of the Lease Term, (y) with respect to each Unit, the return of such Unit to the Lessor in accordance with the terms of the Lease (it being understood that, so long as any Unit is in storage as provided in Section 6.3(c) of the Lease, the date of return thereof for the purpose of this clause (B) shall be the last day of the Storage Period), and (z) the release of the Lien of the Indenture on such Unit, except, in any instance referenced in the foregoing subsection (i), to the extent such Claim is fairly attributable to acts or events occurring prior to any such date or occurrence;

              (ii) Claims which are Taxes, whether or not the Lessee is required to indemnify therefor under Section 7.1 hereof or the Tax Indemnity Agreement;

              (iii) with respect to any particular Indemnified Person, Claims to the extent resulting from (x) the gross negligence or willful misconduct of such Indemnified Person, or (y) any breach of any covenant to be performed by such Indemnified Person under any of the Operative Agreements, or the falsity of any representation or warranty of such Indemnified Person in any of the Operative Agreements or in a document or certificate delivered in connection therewith;

              (iv) any Claim to the extent attributable to any transfer by the Lessor of the Equipment or any portion thereof or any transfer by the Owner Participant of all or any portion of its interest in the Trust Estate other than (A) any transfer after a Lease Default or Lease Event of Default, (B) the transfer of the Equipment or any Owner Participant's interest in the Equipment to the Lessee, (C) the transfer of the Equipment to a third party pursuant to Lessee's election to terminate the Lease or (D) any transfer of the Equipment pursuant to
         Section 6.9;

              (v) with respect to any particular Indemnified Person, any Claim resulting from the imposition of any Lessor's Lien attributable to such Indemnified Person; or

              (vi) with respect to any particular Indemnified Person, any Claim, to the extent the risk thereof has been assumed by such Indemnified Person in connection with the exercise by such Indemnified Person of the right of inspection granted under Section 6.2, inspection or restenciling under Section 6.3 or inspection under Section 13.2 of the Lease.

         (e) Insured Claims. In the case of any Claim indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by the Lessee pursuant to Section 12 of the Lease or otherwise, each Indemnified Person agrees to provide reasonable cooperation to the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

         (f) Claims Procedure. An Indemnified Person shall, after obtaining knowledge thereof, promptly notify the Lessee of any Claim as to which indemnification is sought; provided, however, that the failure to give such notice shall not release the Lessee from any of its obligations under this
Section 7.2, except to the extent that failure to give notice of any action, suit or proceeding against such Indemnified Person shall have a material adverse affect on Lessee's ability to defend such Claim or recover proceeds under any insurance policies maintained by Lessee hereunder. The Lessee shall, after obtaining knowledge thereof, promptly notify each Indemnified Person of any indemnified Claim affecting such Person. Subject to the provisions of the following paragraph, the Lessee shall at its sole cost and expense be entitled to control, and shall assume full responsibility for, the defense of such claim or liability; provided that the Lessee shall keep the Indemnified Person which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnified Person with all information with respect to such proceeding as such Indemnified Person shall reasonably request. Upon the request of the Lessee, the Indemnified Person which is the subject of any Claim will cooperate in all reasonable respects, at the expense of the Lessee, in the defense thereof.

         Notwithstanding any of the foregoing to the contrary, the Lessee shall not be entitled to control and assume responsibility for the defense of such claim or liability if (1) a Lease Event of Default shall have occurred and be continuing, (2) such proceeding will involve any material danger of the sale, forfeiture or loss of, or the creation of any Lien (other than any Permitted Lien or a Lien which is adequately bonded to the satisfaction of such Indemnified Person) on, any Unit, (3) the amounts involved, in the good faith opinion of such Indemnified Person, are likely to have a materially adverse effect on the business of such Indemnified Person other than the ownership, leasing and financing of the Equipment, (4) in the good faith opinion of such Indemnified Person, there exists an actual or potential conflict of interest such that it is advisable for such Indemnified Person to retain control of such proceeding or (5) such claim or liability involves the possibility of criminal sanctions or liability to such Indemnified Person. In the circumstances described in clauses (1) - (5), the Indemnified Person shall be entitled to control and assume responsibility for the defense of such claim or liability at the expense of the Lessee. In addition, any Indemnified Person may participate in any proceeding controlled by the Lessee pursuant to this Section 7.2, at its own expense, in respect of any such proceeding as to which the Lessee shall have acknowledged in writing its obligation to indemnify the Indemnified Person pursuant to this Section 7.2, and at the expense of Lessee in respect of any such proceeding as to which the Lessee shall not have so acknowledged its obligation to the Indemnified Person pursuant to this Section 7.2. The Lessee may in any event participate in all such proceedings at its own cost. Nothing contained in this
Section 7.2(f) shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

         (g) Subrogation. If a Claim indemnified by the Lessee under this
Section 7.2 is paid in full by the Lessee and/or an insurer under a policy of insurance maintained by the Lessee, the Lessee and/or such insurer, as the case may be, shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Person (other than under insurance policies maintained by such Indemnified Person) on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. So long as no Lease Event of Default shall have occurred and be continuing, should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by the Lessee hereunder, it shall promptly pay over the amount refunded (but not in excess of the amount the Lessee or any of its insurers has paid) to the Lessee.

         (h) Waiver of Certain Claims. The Lessee hereby waives and releases any Claim now or hereafter existing against any Indemnified Person arising out of death or personal injury to personnel of the Lessee, pollution incidents, loss or damage to property of the Lessee, or the loss of profits or use of any property of the Lessee, which may result from or arise out of the condition, use or operation of the Equipment during the Lease Term, including, without limitation, any latent or patent defect whether or not discoverable.

         (i) No Guaranty. The general indemnification provisions of this Section
7.2 do not constitute a guaranty by the Lessee that the principal of, interest on or any amounts payable with respect to the Equipment Notes will be paid.

SECTION 8. LESSEE'S RIGHT OF QUIET ENJOYMENT.

         Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the Lease, and expressly, severally and as to its own actions only, agrees that, so long as no Lease Event of Default has occurred and is continuing, it shall not take or cause to be taken any action contrary to the Lessee's rights under the Lease, including, without limitation, the right to possession, use and quiet enjoyment by the Lessee or any permitted sublessee of the Equipment.

SECTION 9. SUCCESSOR INDENTURE TRUSTEE.

         In the event that the Indenture Trustee gives notice of its resignation pursuant to Section 8.02 of the Trust Indenture, the Owner Trustee shall promptly appoint a successor Indenture Trustee reasonably acceptable to the Lessee and the Pass Through Trustee.

SECTION 10. MISCELLANEOUS.

         Section 10.1. Consents. Each Participant covenants and agrees (subject, in the case of the Loan Participant, to all of the terms and provisions of the Trust Indenture) that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee or the Indenture Trustee, as the case may be, under the terms of the Operative Agreements that by its terms is not to be unreasonably withheld by the Owner Trustee or the Indenture Trustee.

         Section 10.2. Refinancing. So long as no Lease Default or Lease Event of Default shall be in existence, the Lessee shall have the right not more than twice during the Lease Term to request the Owner Participant and the Owner Trustee to effect an optional prepayment of all, and not less than all, of the Equipment Notes pursuant to Section 2.10(e) of the Indenture as part of a refunding or refinancing. To the extent that an optional prepayment of all of the Equipment Notes has not theretofore been effected and that the Equipment Notes remain subject to prepayment pursuant to Section 2.10(f) of the Indenture, the Lessee shall arrange for prepayment of all then outstanding Equipment Notes on the Mandatory Refinancing Date as part of a refinancing. In the event that after exercising commercially reasonable efforts, the Lessee is unable to effect the refinancing required to occur on the Mandatory Refinancing Date, the Lessee may provide its own funds for such refinancing on substantially the same terms and conditions provided in the Indenture (excluding the provisions of Section 2.10(f) thereof and with such modifications as are requested by the Owner Participant to take into account the common identity of the Lessee and the holder of the refinancing debt). The Owner Participant agrees to cooperate in good faith with the Lessee in effecting or arranging any such refunding or refinancing and, as soon as practicable after receipt of such request, the Owner Participant and the Lessee will enter into good faith negotiations in order to document the terms of such refunding or refinancing as follows:

         (a) the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee, and any other appropriate parties will enter into a financing or loan agreement (which may involve an underwriting agreement in connection with a public offering), in form and substance reasonably satisfactory to the parties thereto, providing for (i) the issuance and sale by the Owner Trustee or such other party as may be appropriate on the date specified in such agreement (for the purposes of this Section 10.2, the "Refunding Date") of debt securities in an aggregate principal amount (in the lawful currency of the United States) equal to the principal amount of the Equipment Notes outstanding on the Refunding Date, having the same maturity date as said Equipment Notes and having a weighted average life which is not less than or greater than the Remaining Weighted Average Life of said Equipment Notes by more than three months, (ii) the application of the proceeds of the sale of such debt securities to the prepayment of all such Equipment Notes on the Refunding Date, and (iii) payment by the Lessee to the Person or Persons entitled thereto of all other amounts, in respect of accrued interest, any Make- Whole-Amount or other premium, if any, payable on such Refunding Date;

         (b) the Lessee and the Owner Trustee will amend the Lease in a manner in form and substance reasonably satisfactory to the Owner Participant such that
(i) if the Refunding Date is not a Rent Payment Date and the accrued and unpaid interest on the Equipment Notes is not otherwise paid pursuant to Section 10.2(a), the Lessee shall on the Refunding Date prepay that portion of the next succeeding installment of Basic Rent as shall equal the aggregate interest accrued on the Equipment Notes outstanding to the Refunding Date, (ii) Basic Rent payable in respect of the period from and after the Refunding Date shall be recalculated to preserve the Net Economic Return which the Owner Participant would have realized had such refunding not occurred, provided that the net present value of Basic Rent shall be minimized to the extent consistent therewith, and (iii) amounts payable in respect of Stipulated Loss Value, Early Purchase Price, Basic Term Purchase Price and Termination Value from and after the Refunding Date shall be appropriately recalculated to preserve the Net Economic Return which the Owner Participant would have realized had such refunding not occurred (it being agreed that any recalculations pursuant to subclauses (ii) and (iii) of this clause (b) shall be performed in accordance with the requirements of Section 2.6 hereof);

         (c) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the debt securities issued by the Owner Trustee pursuant to clause (a) of this Section 10.2 in like manner as the Equipment Notes and/or will enter into such amendments and supplements to the Indenture as may be necessary to effect such refunding or refinancing, which agreements, amendments and/or supplements shall be reasonably satisfactory in form and substance to the Owner Participant; provided that, no such agreement or amendment shall provide for any increase in the security for the new debt securities; and provided further that, notwithstanding the foregoing (but subject to the provisions of clause (a) above), the Lessee reserves the right to set the economic terms and other terms not customarily negotiated between an owner participant and a lender of the refunding or refinancing transaction to be so offered to the extent that they are passed through to the Lessee in, or define rights or obligations of the Lessee under, the Operative Agreements; provided, further, that no such amendment or supplement will increase the obligations or impair the rights of the Owner Participant under the Operative Agreements without the consent of the Owner Participant;

         (d) in the case of a refunding or refinancing involving a public offering of debt securities, neither the Owner Trustee nor the Owner Participant shall be an "issuer" for securities law purposes or an "obligor" within the meaning of the Trust Indenture Act of 1939, as amended, the offering materials (including any registration statement) for the refunding or refinancing transaction shall be reasonably satisfactory to the Owner Participant and the Lessee shall provide satisfactory indemnity to the Owner Trustee and Owner Participant with respect thereto;

         (e) unless otherwise agreed by the Owner Participant, the Lessee shall pay to the Owner Trustee as Supplemental Rent an amount equal to the Make-Whole Amount or other premium, if any, payable in respect of Equipment Notes outstanding on the Refunding Date, and all reasonable fees, costs, expenses of such refunding or refinancing;

         (f) the Lessee shall give the Indenture Trustee and the Pass Through Trustee not less than 25 days prior written notice of the Refunding Date;

         (g) the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee shall have received (i) such opinions of counsel as they may reasonably request concerning compliance with the Securities Act and any other applicable law relating to the sale of securities and (ii) such other opinions of counsel and such certificates and other documents, each in form and substance satisfactory to them, as they may reasonably request in connection with compliance with the terms and conditions of this Section 10.2; and

         (h) all necessary authorizations, approvals and consents shall have been obtained;

provided, however, that the Lessee will, to the extent then known, promptly provide to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee substantially final terms and conditions of any such refunding or refinancing within 20 days prior to the execution and delivery of the documents contemplated hereunder in connection therewith; and provided, further, that (v) no refunding or refinancing of the Equipment Notes will be permitted unless within 20 days after receipt by the Owner Participant of a request from the Lessee to effect a refunding or refinancing pursuant to this
Section 10.2 and of information regarding the terms of such refunding or refinancing necessary to render the opinion referred to below, the Lessee has provided the Owner Participant with (a) a tax opinion from Neal, Gerber & Eisenberg or other independent tax counsel reasonably acceptable to the Owner Participant to the effect that the Owner Participant would have a reasonable basis within the meaning of Section 6662(d)(2)(B)(ii) of the Code not to report any adverse federal income tax consequences as a result of such refunding or refinancing and (b) an agreement to indemnify the Owner Participant against any adverse federal income tax consequence suffered as a result of such refinancing or refunding; alternatively, in the event such reasonable basis tax opinion cannot be provided and the Lessee wishes to effect such refunding or refinancing, the Lessee will, at such time as the Lessee receives written notice from the Owner Participant that the Owner Participant has filed any income tax return wherein such adverse income tax consequences are recognized, make an indemnity payment to the Owner Participant in the incremental amount of such adverse tax consequence (on an After-Tax Basis) attributable to such refunding or refinancing; (w) the Lessee shall pay to or reimburse the Participants, the Owner Trustee and the Indenture Trustee for all costs and expenses (including reasonable attorneys' and accountants' fees) paid or incurred by them in connection with such refunding or refinancing; (x) no refunding or refinancing of the Equipment Notes will be permitted if it shall cause the Owner Participant to account for the transaction contemplated hereby as other than a "leveraged lease" under the Financial Accounting Standards Board ("FASB") Statement No. 13, as amended (including any amendment effected by means of the adoption by FASB of a new statement in lieu of FASB Statement No. 13); (y) no refunding or refinancing of the Equipment Notes may, without the consent of the Owner Participant, constitute assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or any other entity subject to Section 4975 of the Code other than a "governmental plan" or "church plan" (as defined in Section 3(32) of ERISA) organized in a jurisdiction not having prohibitions on transactions with such governmental plan or church plan substantially similar to those contained in Section 406 of ERISA or Section 4975 of the Code, unless such refunding or refinancing is effected in connection with a public offering in reliance on the underwriter's exemption; and (z) in no event, in connection with or after giving effect to such refunding or refinancing shall the Owner Participant be exposed to any unindemnified non-de minimis risk (including tax risk) to which it is not exposed prior to such refunding or refinancing.

         Section 10.3. Amendments and Waivers. Except as otherwise provided in the Indenture, no term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party against which enforcement of the termination, amendment or waiver is sought.

         Section 10.4. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by facsimile, and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (iii) in the case of notice by facsimile, upon confirmation of receipt thereof, provided such transmission is promptly further confirmed by any of the methods set forth in clauses (i) or (ii) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

         If to the Lessee:

                  Union Tank Car Company
                  225 West Washington Street, 19th Floor
                  Chicago, Illinois  60606
                  Attention:  Treasurer
                  (UTC Trust No. 1996-A)
                  Facsimile: (312) 845-5305
                  Confirmation No.: (312) 372-9500

         If to the Owner Trustee:

                  ___________________________________
                  ___________________________________
                  ___________________________________

                  Attention:  _______________________
                  Facsimile:  _______________________
                  Confirmation No.: _________________

         with a copy to:

                  the Owner Participant at the
                  address set forth below

         If to the Owner Participant:

                  ___________________________________
                  ___________________________________
                  ___________________________________

                  Attention: _______________________
                  Facsimile: _______________________
                  Confirmation No.:  ________________

         If to the Indenture Trustee or the Pass Through Trustee:

                  ___________________________________
                  ___________________________________
                  ___________________________________

                  Attention:  _______________________
                  Facsimile:  _______________________
                  Confirmation No.: _________________

         Section 10.5. Survival. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on the behalf of any such party under this Agreement, shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby on the Closing Date regardless of any investigation made by any such party or on behalf of any such party.

         Section 10.6. No Guarantee of Debt. Nothing contained herein or in the Lease, the Trust Indenture, the Trust Agreement, the Pass Through Trust Agreement or the Tax Indemnity Agreement or in any certificate or other statement delivered by the Lessee in connection with the transactions contemplated hereby shall be deemed to be (i) a guarantee by the Lessee to the Owner Trustee, the Owner Participant, the Indenture Trustee or the Loan Participant that the Equipment will have any residual value or useful life, or
(ii) a guarantee by the Indenture Trustee or the Lessee of payment of the principal of, Make-Whole Amount, if any, or interest on the Equipment Notes.

         Section 10.7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of the Beneficial Interest permitted under Section 6.1 hereof and each successive holder of any Equipment Note issued and delivered pursuant to this Agreement or the Indenture. Except as expressly provided herein or in the other Operative Agreements, no party hereto may assign their interests herein without the consent of the parties hereto.

         Section 10.8. Business Day. Notwithstanding anything herein or in any other Operative Agreement to the contrary, if the date on which any payment is to be made pursuant to this Agreement or any other Operative Agreement is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such succeeding Business Day and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

         Section 10.9. Governing Law. This agreement shall be in all respects governed by and construed in accordance with the laws of the State of ____________ including all matters of construction, validity and performance; provided, however, that the parties hereto shall be entitled to all rights conferred by any applicable federal statute, rule or regulation.

         Section 10.10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 10.11. Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

         Section 10.12. Headings and Table of Contents. The headings of the Sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         Section 10.13. Limitations of Liability.

         (a) Liabilities of Participants. Neither the Indenture Trustee, the Owner Trustee nor any Participant shall have any obligation or duty to the Lessee, to any other Participant or to others with respect to the transactions contemplated hereby, except those obligations or duties of such Participant expressly set forth in this Agreement and the other Operative Agreements, and neither the Indenture Trustee nor any Participant shall be liable for performance by any other party hereto of such other party, obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall the Indenture Trustee or any Participant be liable to the Lessee for any action or inaction on the part of the Owner Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Owner Trustee unless such action or inaction is at the direction of the Indenture Trustee or any Participant, as the case may be, and such direction is expressly permitted hereby.

         (b) No Recourse to the Owner Trustee. It is expressly understood and agreed by and between the Owner Trustee, the Lessee, the Owner Participant, the Indenture Trustee, and the Loan Participant, and their respective successors and permitted assigns that, subject to the proviso contained in this Section 10.13(b), all representations, warranties and undertakings of the Owner Trustee hereunder shall be binding upon the Owner Trustee, only in its capacity as Owner Trustee under the Trust Agreement, and (except as expressly provided herein) the Owner Trustee shall not be liable in its individual capacity for any breach thereof, except for its gross negligence or willful misconduct, or for breach of its covenants, representations and warranties contained herein, except to the extent covenanted or made in its individual capacity; provided, however, that nothing in this Section 10.13(b) shall be construed to limit in scope or substance those representations and warranties of the Owner Trustee made expressly in its individual capacity set forth herein. The term "Owner Trustee" as used in this Agreement shall include any successor trustee under the Trust Agreement, or the Owner Participant if the trust created thereby is revoked.

         Section 10.14. Maintenance of Non-Recourse Debt. The parties hereto agree that if the Owner Trustee becomes a debtor subject to the reorganization provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code") or any successor provision, the parties hereto will make an election under 1111(b)(1)(A)(i) of the Bankruptcy Code. If (a) the Owner Trustee becomes a debtor subject to the reorganization provisions of the Bankruptcy Code or any successor provision, (b) pursuant to such reorganization provisions the Owner Trustee is required, by reason of the Owner Trustee being held to have recourse liability to the Pass Through Trustee or the Indenture Trustee, directly or indirectly, to make payment on account of any amount payable under the Equipment Notes or any of the other Operative Agreements and
(c) the Pass Through Trustee and/or the Indenture Trustee actually receives any Excess Amount (as hereinafter defined) which reflects any payment by the Owner Trustee on account of (b) above, then the Pass Through Trustee and/or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Trustee such Excess Amount. For purposes of this Section 10.14 "Excess Amount" means the amount by which such payment exceeds the amount which would have been received by the Pass Through Trustee or the Indenture Trustee if the Owner Trustee had not become subject to the recourse liability referred to in (b) above.

         Section 10.15. Ownership of and Rights in Units. The sale of the Units contemplated hereby is intended for all purposes to be a true sale of all of the Lessee's right, title and interest in and to the Units to the Owner Trustee, which shall be the legal owner thereof. Upon consummation of the sale and leaseback transactions contemplated hereby, the Lessee's interest in the Units is intended to be that of a lessee only. It is intended that for federal and state income tax purposes the Owner Participant will be the owner of the Units. The rights of the Indenture Trustee in and to the Units pursuant to the Indenture is intended to be that of a secured party holding a security interest, subject to the Lease and the rights of the Lessee thereunder. No holder of an Equipment Note is intended to have any right, title or interest in or to the Units except as a beneficiary of the security interest granted by the Owner Trustee to the Indenture Trustee pursuant to the Indenture in trust for the equal and ratable benefit of the holders from time to time of the Equipment Notes.

                                    * * * * *

         In Witness Whereof, the parties hereto have caused this Participation Agreement to be executed and delivered, all on the date first above written.;

                     Lessee:

                     UNION TANK CAR COMPANY

                     By:________________________________________________________
                     Name:
                     Title:

                     Owner Trustee:

                     __________________________________________, not in
                     its individual capacity except as expressly provided herein but solely as Owner Trustee

                     By:________________________________________________________
                     Name:
                     Title:

                     Owner Participant:

                     ___________________________________________________________


                     By:________________________________________________________
                     Name:
                     Title:

                     Indenture Trustee:

                     _______________________________________, not in its
                     individual capacity except as expressly provided herein but solely as Indenture Trustee

                     By:________________________________________________________
                     Name:
                     Title:

                     Pass Through Trustee:

                     ________________________________________, not in its
                     individual capacity except as expressly provided herein but solely as Pass Through Trustee

                     By:________________________________________________________
                     Name:
                     Title:

                                                                       EXHIBIT A

          CERTIFICATE OF INSURANCE BROKER CONFIRMING INSURANCE COVERAGE

_________________________________________,
individually and as Pass Through Trustee

_________________________________________,
individually and as Indenture Trustee

_________________________________________,
individually and as Owner Trustee

_________________________________________,
as Owner Participant

         Re: Union Tank Car Company Equipment Lease Agreement (L-14_) with _______________________________________

Gentlemen:

We hereby certify that the Lessee is insured under various policies, effective January 1, 1996 to January 1, 1997, that provide primary and excess public liability coverage for personal injury and property damage, subject to the policy terms, conditions and exclusions. We further certify that said policies:

              a. afford limits of liability as indicated on the attached Appendix "A" excess of various underlying insurance or retained amounts and subject to aggregates where applicable;

              b. are in full force and effect and all premiums due with respect to said policies have been paid in full; and

              c. comply with all of the requirements listed on the attached Appendix "B".

We hereby agree on each of the times specified in Section 12.4 of the Lease to issue a certificate (1) describing in reasonable detail the insurance carried by the Lessee relating to the Equipment and (2) confirming that all premiums due thereon have been paid.

Capitalized terms not otherwise defined herein or in the exhibits attached hereto have the meaning assigned thereto in the Lease.

Best regards,

[NAME]
[TITLE]

                                  APPENDIX "A"
                             UNION TANK CAR COMPANY
                      PRIMARY AND EXCESS LIABILITY PROGRAM
                       JANUARY 1, 1996 TO JANUARY 1, 1997

                          [TO BE UPDATED, AS NECESSARY]

COMMERCIAL GENERAL LIABILITY - OCCURRENCE BASIS

National Union Fire Insurance Company               CGI
Policy #RMGL 3195289                                $1,000,000 General
                                                    Aggregate Limit
                                                    $2,000,000
                                                    Products/Completed
                                                    Operations Aggregate Limit
                                                    $1,000,000 Personal &
                                                    Advertising Injury Limit
                                                    $1,000,000 Each Occurrence
                                                    Limit
                                                    Pollution Liability Coverage
                                                    $5,000,000 per occurrence
                                                    and in the aggregate

EXCESS LIABILITY - REPORTED OCCURRENCE BASIS

American Excess Insurance Association               $75,000,000 Each Loss and
Policy #HR000075694                                 Aggregate, Excess of
                                                    $25,000,000 Each Loss

                                  APPENDIX "B"

                             INSURANCE REQUIREMENTS

The following applies to the policies indicated on Appendix "A":

1. The policies are in such amounts and for such risks and with such insurance companies and subject to such self-insurance not less comprehensive in amounts and against risks customarily insured against by Lessee in respect of other similar equipment owned or leased by it:

2.       The policies:

         (i) provide that if any such insurance is cancelled or terminated (other than for normal expiration) for any reason whatsoever, the Lessor, Indenture Trustee and Owner Participant shall receive 30 days prior notice of such cancellation or termination,

         (ii) name the Owner Participant, Lessor (both as lessor of the Equipment and in its individual capacity) and the Indenture Trustee as additional insured as their interests may appear (but only as respects liability arising out of the Operative Agreements or the Equipment),

         (iii) provide that in as much as such public liability insurance policies cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exceptions of limits of liability and liability for premiums, commissions, assessments or calls, operate in the same manner as if there were a separate policy or policies covering each insured,

         (iv) provide that, as a result of Lessee's waiver of subrogation contained in Section 12.3 (d) of the Lease, the insurer shall have no rights of subrogation against the Owner Participant, Lessor (both as lessor of the Equipment and in its individual capacity) and the Indenture Trustee,

         (v) provide that neither the Owner Participant, Lessor (both as lessor of the Equipment and in its individual capacity) nor the Indenture Trustee shall have any liability or obligation for insurance premiums whether for coverage before or after cancellation or termination of any such policies,

         (vi) shall be primary without contribution from any similar insurance maintained by Owner Participant, Lessor or Indenture Trustee, except the AEIA policy provides as follows:

                           Subject to a minimum $25 million self-insured retention for each occurrence provided for in the American Excess Insurance Association Policy, the insurance maintained by Union Tank Car

                           Company shall be primary without right of contribution from any other insurance carried by or on behalf of any Additional Insured or any Covered Person,

The following extension has been requested from the underwriters, but unless otherwise noted, has not as yet been granted:

         (vii) Such policies shall not invalidate coverage as to the Owner Participant, Lessor (as lessor of the Equipment and in its individual capacity) and the Indenture Trustee due to any action or inaction of the Lessee or any other Person (other than the Owner Participant, the Lessor or the Indenture Trustee, but only in respect to their respective coverages).

                                                                       EXHIBIT B

                                FORM OF GUARANTY

                               [Name of Guarantor]

                                                 Dated as of ___________, 19____

To:      Each of the Institutions listed
         on Schedule A attached hereto and
         their successors and permitted assigns

Gentlemen:

         Reference is hereby made to the Participation Agreement (UTC Trust No. 1996-A) (L-14_) dated May __, 1996 (as amended, modified or supplemented from time to time, the "Participation Agreement"), among Union Tank Car Company, as Lessee; ______________, as Owner Trustee; ______________, as Owner Participant; and ________________, as Indenture Trustee and as Pass Through Trustee. Capitalized terms used herein without definition which are defined in the Participation Agreement are used herein with the respective meanings given such terms in the Participation Agreement.

         In connection with the transfer by the Owner Participant of _____% of its Beneficial Interest to ___________________ (the "Subsidiary"), ___________________ (the "Guarantor") hereby represents, warrants, covenants and agrees as follows:

         1. Representations and Warranties. The Guarantor owns [ALL] of the issued and outstanding shares of capital stock of the Subsidiary. The Guarantor is duly incorporated and validly existing in good standing under the laws of the State of _____________________. The execution, delivery and performance of this Agreement are within the Guarantor's corporate powers and have been duly authorized. This Agreement constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as such enforceability may be limited by insolvency, reorganization, receivership, liquidation or similar laws and equitable principles affecting the rights of creditors generally. The execution, delivery and performance of this Agreement does not and will not conflict with or result in any violation of or default under any provision of the Certificate of Incorporation of the Guarantor or any indenture, contract or other instrument to which the Guarantor is a party or to which it or any of its properties are bound, or any law, rule or regulation to which the Guarantor is a party or to which it or any of its properties are bound, or any law, rule or regulation to which the Guarantor is subject or violate any judgment or order applicable to the Guarantor or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any requirement of law or contractual obligation of the Guarantor and does not require any consent, approval or authorization of, or registration, or filing with, any governmental authority. The Guarantor has, as of the date hereof a net worth of at least $75,000,000, as determined in accordance with generally accepted principles.

         2. Guaranty. (a) The Guarantor does hereby unconditionally and irrevocably guarantee to each Beneficiary, as a primary obligor and not merely as surety, (i) the due and punctual performance and observance by the Subsidiary of each term, provision and condition for which it is personally liable contained in the Trust Agreement, the Participation Agreement and the Tax Indemnification Agreement (such agreements, collectively, the "Subsidiary Documents") and (ii) the due and punctual payment of each amount which the Subsidiary is or may become personally obligated to pay under the Subsidiary Documents as and when the same may become due and payable.

            (b) This is a guaranty of payment and not of collection. Except as provided in Section 2(d) hereof, the Guarantor hereby waives notice, promptness and diligence as to the obligations guaranteed hereby and acceptance of this guaranty, and agrees that it shall not be required to consent to, or receive any notice of, any amendment or modification of, or waiver, consent or extension with respect to, the Subsidiary Documents that may be made or given as provided therein.

            (c) The obligations of the Guarantor hereunder are absolute and unconditional irrespective of the legality, validity or binding effect of the Subsidiary Documents and will not be discharged or otherwise affected by: (i) any extension or renewal with respect to any obligation of the Subsidiary under any Subsidiary Document; (ii) any modification of, or amendment or supplement to, any Subsidiary Document or any other agreement or instrument referred to therein; (iii) any furnishings or acceptance of additional security or any release of any security; (iv) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to the Subsidiary; (v) any change in the structure or organization of the Subsidiary or any determination that the Subsidiary does not constitute a corporation or otherwise lacks capacity or authority to contract; (vi) any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution, or similar proceedings with respect to the Subsidiary; (vii) any legal prohibition against the exercise of any remedies against the Subsidiary under any of the Subsidiary Documents which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, and (viii) any other occurrence or circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guaranty, except, without regard to the consequence or effect of any of the foregoing actions or events,
(A) payment in full of all amounts payable by the Subsidiary under the Subsidiary Documents for which the Subsidiary is personally liable and performance in full of all obligations of the Subsidiary in respect of which the Subsidiary is personally liable, in each case in accordance with the terms and conditions of the Subsidiary Documents, unless such obligations of the Subsidiary are sooner terminated pursuant to the provisions of the

Subsidiary Documents and (B) payment and performance in full of the obligations of the Guarantor hereunder.

            (d) Notwithstanding any provision contained herein to the contrary, the Guarantor shall have no obligation to make any payment or perform any obligation hereunder unless the Guarantor shall have received notice of the breach, failure, noncompliance, action or inaction on the part of the Subsidiary giving rise to such payment or performance obligation and a demand for payment under this guaranty (unless at the time a Beneficiary is prevented by applicable law from giving such notice or making such demand).

         3. Related Provisions. (a) The obligations of the Guarantor hereunder shall continue to be effective, or shall be reinstated, if any payment by the Subsidiary under any Subsidiary Document is rescinded or must otherwise be restored for any reason, all as though such payment had not been made.

            (b) The payment obligations of the Guarantor hereunder shall be made without set-off, counterclaim, deduction or withholding, and shall be made in U.S. Dollars.

            (c) Guarantor hereby waives any right to which it may become entitled, whether by subrogation, contribution or otherwise, against the Subsidiary or any of its properties by reason of the performance by the Guarantor of its obligations under this guaranty; provided, however that the foregoing notwithstanding Guarantor shall be entitled to all such rights on and after the date one year and five days after the date on which all amounts and performance owing by the subsidiary under the Subsidiary Documents are paid and performed in full.

            (d) This guaranty shall not be deemed to create any right in any person except a party or parties to a Subsidiary Document and the successors and assigns of each such Party and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other person.

            (e) This guaranty is a guarantee of payment and not of collection and the Guarantor waives any right to require that any action be brought against the Subsidiary or any other person or to require that resort be made to any security.

            (f) This guaranty shall be binding upon the successors and assigns of the Guarantor and shall be governed, construed, applied and enforced in accordance with the laws of the State of New York.

            (g) The Guarantor agrees to pay the reasonable costs and expenses (including reasonable legal fees) incurred by any Beneficiary in enforcing this guaranty.

         4. Termination. The obligations of the Guarantor hereunder shall remain in full force and effect until such time as (A) the Subsidiary shall have a net worth or capital and surplus of at least $75,000,000 at the end of any fiscal year, (B) such amount of net worth or capital and surplus shall be as shown on a balance sheet of the Subsidiary at such date furnished by the Guarantor to each Beneficiary and prepared in accordance with generally accepted accounting principles and accompanied by an opinion of nationally recognized independent certified public accountants or as otherwise evidenced in a manner and reasonably acceptable to the Beneficiaries and (C) no Indenture Event of Default which is not attributable to a Lease Event of Default shall have occurred and be continuing.

         5. Notices. All notices, demands, requests, consents, approvals and other communications required under the terms and provisions hereof shall be in writing and may be given by airmail, telegram, cable, telex, telecopy or any other customary means of communication, and any such notice shall be effective when delivered, (i) if to the Guarantor, at ___________________________________,
Attention: _________________, Telecopy: (____) ____- _____ or at such other address as the Guarantor shall from time to time designate in writing to the Beneficiaries, and (b) if to any Beneficiary, addressed to it at the address set forth in the Participation Agreement.

                                                     Very truly yours,

                                                     _________________________

                                                     By:______________________
                                                        Title:________________

                                  SCHEDULE A
                                  TO EXHIBIT B

Union Tank Car Company

___________________________________, in its individual
  capacity and as Owner Trustee

__________________________________, as Indenture Trustee and as Pass Through
Trustee

                                                         Schedule 1A
                                                         Participation Agreement

          DESCRIPTION OF EQUIPMENT AND EQUIPMENT COST (INITIAL CLOSING)

                                  See attached.

                                                         Schedule 1B
                                                         Participation Agreement

        DESCRIPTION OF EQUIPMENT AND EQUIPMENT COST (SUBSEQUENT CLOSING)

                                  See attached.

                                                         Schedule 2
                                                         Participation Agreement

                      PAYMENT INFORMATION FOR PARTICIPANTS

                                                                   Participant's
                                                                    Commitment
                                                                    Percentage

                                                         Schedule 3
                                                         Participation Agreement

                         SCHEDULE OF BASIC RENT PAYMENTS

                                                         Schedule 4
                                                         Participation Agreement

                        SCHEDULE OF STIPULATED LOSS VALUE

         The Stipulated Loss Value for a Unit of Equipment under Lease Supplement No. 1 as of the Basic Term Commencement Date and each Rent Payment Date shall be an amount equal to the percentage of the Equipment Cost for such Unit set opposite such date in this schedule.

                                                         Schedule 5
                                                         Participation Agreement

                          SCHEDULE OF TERMINATION VALUE

         The Termination Value for a Unit of Equipment under Lease Supplement No. 1 as of each Rent Payment Date and Determination Date from and after _______________ shall be an amount equal to the percentage of the Equipment Cost for such Unit set opposite such date in this schedule.

                                                         Schedule 6
                                                         Participation Agreement

                            TERMS OF EQUIPMENT NOTES

Note       Principal Amount       Interest Rate      Final Maturity


Amortization Schedule

                                                         Schedule 7
                                                         Participation Agreement

                           EARLY PURCHASE INFORMATION

                                                         Schedule 8
                                                         Participation Agreement

                         BASIC TERM PURCHASE INFORMATION

                           Date of          Termination
                           Termination               Value (%)

                                                         Schedule 9
                                                         Participation Agreement

                        OUTSIDE DATE PURCHASE INFORMATION

                                                                      Appendix A
                                                       Equipment Lease Agreement
                                          Trust Indenture and Security Agreement
                                                         Participation Agreement
                                                                 Trust Agreement

                                   DEFINITIONS

General Provisions

         The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Appendix A and the provisions of the main body of any Operative Agreement, the provisions of the main body of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended, supplemented and otherwise modified from time to time, and (ii) references to parties to agreements shall be deemed to include the permitted successors and assigns of such parties.

Defined Terms

         "AAR" shall mean the American Association of Railroads or any successor thereto.

         "Advance" shall have the meaning specified in Section 3.5 of the Lease.

         "Affiliate" of any Person shall mean any other Person which directly or indirectly controls, or is controlled by, or is under a common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "After-Tax Basis" shall mean, with respect to any payment received or accrued by any Person, that the amount of such payment is supplemented by a further payment or payments so that the sum of all such payments, after reduction for all Taxes payable by such Person imposed by any taxing authority, shall be equal to the payment due to such Person.

         "Alternative Minimum Tax" shall mean the alternative minimum tax imposed under Section 55 of the Code.

         "Appraisal" shall have the meaning specified in Section 4.3(a) of the Participation Agreement.

         "Average Life Date" shall mean, with respect to an Equipment Note, the date which follows the prepayment date or, in the case of an Equipment Note not being prepaid, the date of such determination, by a period equal to the Remaining Weighted Average Life of such Equipment Note.

         "Bankruptcy Code" shall mean the United States Bankruptcy Reform Act of 1978, as amended from time to time, 11 U.S.C. ss.101 et. seq.

         "Basic Rent" shall mean, with respect to any Unit, all rent payable by the Lessee to the Lessor pursuant to Section 3.2 of the Lease for the Basic Term for such Unit, and all rent payable pursuant to Section 22.4 of the Lease for any Renewal Term for such Unit.

         "Basic Term" shall have the meaning specified in Section 3.1 of the Lease.

         "Basic Term Commencement Date" shall mean _________, 199_.

         "Basic Term Expiration Date" shall mean _________, 20__.

         "Basic Term Purchase Price" shall mean, with respect to any Unit, the amount equal to the product of the percentage set forth in Schedule 8 to the Participation Agreement and the Equipment Cost for such Unit.

         "Beneficial Interest" shall mean the interest of the Owner Participant under the Trust Agreement.

         "Bill of Sale" shall mean the full warranty bill or bills of sale, dated the Initial Closing Date or the Subsequent Closing Date, as the case may be, or the date that any Replacement Unit is subjected to the Lease, from Lessee to Owner Trustee covering the Units delivered on the Initial Closing Date or the Subsequent Closing Date or such Replacement Unit, as the case may be.

         "Blended Weighted Average Debt Rate" shall mean ____% per annum.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, Chicago, Illinois, the city and state in which the principal corporate trust office of the Owner Trustee is located, or, until the Lien of the Indenture has been discharged, the city and state in which the principal corporate trust office of the Indenture Trustee is located.

         "Certificateholder" means the Person in whose name a Pass Through Certificate is registered in the register for Pass Through Certificates of a particular series.

         "Change in Tax Law" shall mean an amendment, modification, addition or change in or to any provision of the Code, any regulation thereunder (whether proposed, temporary or final), or any Revenue Ruling, Revenue Procedure or other published administrative determination, in each case, enacted, issued or promulgated after the Initial Closing Date and on or prior to the Subsequent Closing Date.

         "Claims" shall have the meaning specified in Section 7.2 of the Participation Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" with respect to the Owner Participant, shall have the meaning specified in Section 2.2(a) to the Participation Agreement and with respect to the Loan Participant, shall have the meaning specified in Section 2.2(b) to the Participation Agreement.

         "Debt Rate" shall mean as of the date of determination, a rate equal to the rate of interest per annum borne by the Equipment Notes then outstanding (computed on the basis of a 360-day year of twelve 30-day months).

         "Deferred Portion" shall mean that portion of the Early Purchase Price, the payment of which may be deferred by the Lessee, as set forth in Schedule 7 to the Participation Agreement.

         "Determination Date" shall mean the second day of any specified calendar month.

         "Early Purchase Date" shall mean the date specified on Schedule 7 to the Participation Agreement.

         "Early Purchase Price" shall mean, with respect to any Unit, the amount equal to the product of the percentage set forth in Schedule 7 to the Participation Agreement and the Equipment Cost for such Unit.

         "Equipment" shall mean collectively those items of railroad rolling stock described in the Lease Supplements and the Indenture Supplements, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which are the property of the Owner Trustee pursuant to the terms of a Bill of Sale or the Lease, and "Unit" shall mean individually the various items thereof.

         "Equipment Cost" shall mean, for each Unit, the purchase price therefor paid by the Owner Trustee to the Lessee pursuant to Section 2 of the Participation Agreement and as set forth in Schedule 1A or 1B to the Participation Agreement with respect to such Unit.

         "Equipment Group" shall mean each of the three groups of Equipment so designated in Schedule 1A or 1B to the Participation Agreement.

         "Equipment Notes" shall mean the Equipment Notes, each to be substantially in the form therefor set forth in Section 2.01 of the Indenture, issued by the Owner Trustee pursuant to Section 2.02 of the Indenture, and authenticated by the Indenture Trustee, in principal amounts and bearing interest at the rates and payable as provided in Section 2.02 of the Indenture and secured as provided in the Granting Clause of the Indenture, and shall include any Equipment Notes issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law.

         "Event of Loss" shall have the meaning specified in Section 11.1 of the Lease.

         "Excepted Property" shall mean (i) all indemnity payments (including, without limitation, payments pursuant to Section 7 of the Participation Agreement and payments under the Tax Indemnity Agreement (including that portion of any increase in any payment of Basic Rent, Stipulated Loss Value, Termination Value or any fixed purchase price payable for any Unit, which increase is solely attributable to the upward adjustment to such payment price pursuant to Section 5(a)(3)(B) of the Tax Indemnity Agreement)) to which the Owner Participant, the Owner Trustee, as trustee or in its individual capacity, or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents is entitled pursuant to the Operative Agreements, (ii) any right, title or interest of the Owner Trustee, as trustee or in its individual capacity, or the Owner Participant to any payment which by the terms of Section 17 of the Lease or any corresponding payment under Section 3.3 of the Lease shall be payable to or on behalf of the Owner Trustee, as trustee or in its individual capacity, or to the Owner Participant, as the case may be, (iii) any insurance proceeds payable under insurance maintained by the Owner Trustee, as trustee or in its individual capacity, or the Owner Participant pursuant to Section 12.5 of the Lease, (iv) any insurance proceeds payable to or on behalf of the Owner Trustee, as trustee or in its individual capacity, or to the Owner Participant, under any public liability insurance maintained by Lessee pursuant to Section 12 of the Lease or by any other Person, (v) Transaction Costs or other amounts or expenses paid or payable to, or for the benefit of Owner Trustee, as trustee or in its individual capacity, or Owner Participant pursuant to the Participation Agreement or the Trust Agreement, (vi) all right, title and interest of Owner Participant or Owner Trustee, as trustee or in its individual capacity, in or relating to any portion of the Units and any other property (tangible or intangible), rights, titles or interests to the extent any of the foregoing has been released from the Lien of the Indenture pursuant to the terms thereof, (vii) upon termination of the Indenture pursuant to the terms thereof with respect to any Unit, all remaining amounts which shall have been paid or are payable by Lessee and calculated on the basis of Stipulated Loss Value, (viii) any rights of the Owner Participant or the Owner Trustee, as trustee and in its individual capacity, to demand, collect, sue for, or otherwise receive and enforce payment of the foregoing amounts, (ix) any amount payable to the Owner Participant by any Transferee as the purchase price of the Owner Participant's interest in the Trust Estate in compliance with the terms of the Participation Agreement and the Trust Agreement and (x) the respective rights of the Owner Trustee, as trustee and in its individual capacity, or the Owner Participant to the proceeds of and interest on the foregoing.

         "Fair Market Renewal Term" shall have the meaning specified in Section
22.4 of the Lease.

         "Fair Market Rental Value" or "Fair Market Sales Value" with respect to any Unit of Equipment shall mean the cash rent or cash price obtainable for such Unit in an arm's length lease or sale between an informed and willing lessee or purchaser under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller, under no compulsion to lease or sell, as the case may be, as the same shall be specified by agreement between Lessor and Lessee. If the parties are unable to agree upon a Fair Market Rental Value and/or a Fair Market Sales Value within 30 days after delivery of notice by Lessee pursuant to Section 22.2 of the Lease, or otherwise where such determination is required, within a reasonable period of time, such value shall be determined by appraisal. Lessee will within 15 days after such 30-day period provide Lessor the name of an appraiser that would be satisfactory to Lessee, and Lessor and Lessee will consult with the intent of selecting a mutually acceptable appraiser. If a mutually acceptable appraiser is selected, the Fair Market Rental Value or the Fair Market Sales Value, as the case may be, shall be determined by such appraiser and Lessee shall bear the cost thereof. If Lessee and Lessor are unable to agree upon a single appraiser within such 15-day period, two independent qualified appraisers, one chosen by the Lessee and one chosen by the Lessor shall jointly determine such value and Lessor shall bear the cost of the appraiser selected by Lessor and Lessee shall bear the cost of the appraiser selected by Lessee. If such appraisers cannot agree on the amount of such value within 15 days of appointment, one independent qualified appraiser shall be chosen by the American Arbitration Association. All three appraisers shall make a determination within a period of 15 days following appointment, and shall promptly communicate such determination in writing to the Lessor and Lessee. If there shall be a panel of three appraisers, the three appraisals shall be averaged and such average shall be the Fair Market Rental Value or Fair Market Sales Value, as the case may be. The determination made shall be conclusively binding on both the Lessor and Lessee. If there shall be a panel of three appraisers, Lessee and Lessor shall equally share the cost of the third appraiser. If such appraisal is in connection with the exercise of remedies set forth in Section 15 of the Lease, Lessee shall pay the costs of such appraisal. Notwithstanding any of the foregoing, for the purposes of Section 15 of the Lease, the Fair Market Rental Value or the Fair Market Sales Value, as the case may be, shall be zero with respect to any Unit if Lessor is unable to recover possession of such Unit in accordance with the terms of paragraph (b) of Section 15.1 of the Lease. In determining Fair Market Rental Value or Fair Market Sales Value by appraisal or otherwise, it will be assumed that the relevant Unit is in the condition and location in which it is required to be returned to Lessor pursuant to Section 6 of the Lease and unencumbered by the Lease, any sublease or any Liens, except that with respect to Section 15 of the Lease or as otherwise specifically provided therein, a determination of Fair Market Rental Value or Fair Market Sales Value shall be based on "as is, where is" condition.

         "Fixed Rate Renewal Term" shall have the meaning specified in Section
22.4 of the Lease.

         "FRA" shall mean the Federal Railroad Administration or any successor thereto.

         "Hazardous Substances" shall mean any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law or the equivalent under applicable foreign laws including, without limitation, any materials, waste or substance which is (a) petroleum, (b) asbestos, (c) polychlorinated biphenyls, (d) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under applicable local, state or federal law or the equivalent under applicable foreign laws, (e) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, (f) defined as "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, or (g) defined as "hazardous substances" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act.

         "Income Tax" shall have the meaning specified in Section 7.1(l) of the Participation Agreement.

         "Indemnified Person" shall have the meaning specified in Section 7.2(b) of the Participation Agreement.

         "Indenture" or "Trust Indenture" shall mean the Trust Indenture and Security Agreement (UTC Trust No. 1996-A) (L-14_), dated May __, 1996 between the Owner Trustee, in the capacities described therein, and the Indenture Trustee. The term "Indenture" shall include each Indenture Supplement entered into pursuant to the terms of the Indenture.

         "Indenture Default" shall mean an Indenture Event of Default or an event which with notice or the lapse of time or both would become an Indenture Event of Default.

         "Indenture Estate" shall have the meaning specified in the Granting Clause of the Indenture.

         "Indenture Event of Default" shall have the meaning specified in
Section 4.01 of the Indenture.

         "Indenture Investment" shall mean any obligation issued or guaranteed by the United States of America or any of its agencies for the payment of which the full faith and credit of the United States of America is pledged.

         "Indenture Supplement" shall mean an Indenture Supplement dated the Initial Closing Date or the Subsequent Closing Date, as the case may be, or the date that any Replacement Unit is subjected to the lien and security interest of the Indenture, substantially in the form of Exhibit A to the Indenture, between the Owner Trustee, in the capacities described therein, and the Indenture Trustee, covering the Units delivered on the Initial Closing Date or the Subsequent Closing Date or such Replacement Unit, as the case may be. A "related" Indenture Supplement, when used with respect to any Unit or Units of Equipment, shall mean the Indenture Supplement under which such Unit or Units of Equipment is or are included in the Indenture Estate.

         "Indenture Trustee" shall mean _____________________, a ______________, as trustee under the Indenture and its successors thereunder.

         "Indenture Trustee Agreements" shall mean the Operative Agreements to which the Indenture Trustee is or will be a party.

         "Initial Closing Date" shall have the meaning specified in Section 2.1 of the Participation Agreement.

         "Interchange Rules" shall mean the interchange rules or supplements thereto of the Mechanical Division of the Association of American Railroads, as the same may be in effect from time to time.

         "Interim Interest" shall have the meaning specified in Section 2.2(c) of the Participation Agreement.

         "Interim Term" shall have the meaning specified in Section 3.1 of the Lease.

         "Investment Banker" shall mean an independent investment banking institution of national standing appointed by Lessee or, if the Indenture Trustee does not receive notice of such appointment at least ten days prior to a scheduled prepayment date or if a Lease Event of Default under the applicable Lease shall have occurred and be continuing, appointed by the Indenture Trustee.

         "Late Rate" shall mean the lesser of 2% over the Debt Rate and the maximum interest rate from time to time permitted by law.

         "Lease" or "Lease Agreement" or "Equipment Lease" shall mean the Equipment Lease Agreement (UTC Trust No. 1996-A) (L-14_), relating to the Equipment, dated May __, 1996, between the Owner Trustee, in the capacities described therein, as Lessor, and the Lessee. The term "Lease" shall include each Lease Supplement entered into pursuant to the terms of the Lease.

         "Lease Default" shall mean a Lease Event of Default or an event which with notice or lapse of time or both would become a Lease Event of Default.

         "Lease Event of Default" shall mean a Lease Event of Default under the Lease as specified in Section 14 thereof.

         "Lease Supplement" shall mean a Lease Supplement (UTC Trust No. 1996-A) (L-14_), dated the Initial Closing Date or the Subsequent Closing Date, as the case may be, or the date that any Replacement Unit is subjected to the Lease, substantially in the form of Exhibit A to the Lease, between the Lessor and the Lessee, covering the Units delivered on the Initial Closing Date or the Subsequent Closing Date or such Replacement Unit, as the case may be. A "related" Lease Supplement, when used with respect to any Unit or Units of Equipment, shall mean the Lease Supplement under which such Unit or Units of Equipment is or are leased.

         "Lease Term" shall mean, with respect to any Unit, the Interim Term applicable to such Unit, the Basic Term applicable to such Unit and any Renewal Term applicable to such Unit then in effect.

         "Lessee" shall mean Union Tank Car Company, a Delaware corporation, and its successors and permitted assigns.

         "Lessee Agreements" shall mean the Operative Agreements to which Lessee is a party.

         "Lessor" shall have the meaning specified in the recitals to the Lease.

         "Lessor's Liens" means any Lien affecting, on or in respect of the Equipment, the Lease or the Trust Estate arising as a result of (i) claims against Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant, not related to the transactions contemplated by the Operative Agreements, or (ii) acts or omissions of the Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant not related to the transactions contemplated by the Operative Agreements or in breach of any covenant or agreement of such Person set forth in any of the Operative Agreements, or (iii) taxes imposed against the Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant or the Trust Estate which are not indemnified against by the Lessee pursuant to the Participation Agreement or under the Tax Indemnity Agreement.

         "Lien" shall mean any mortgage, pledge, security interest, lien, encumbrance, lease, disposition of title or other charge of any kind on property.

         "Limited Use Property" shall have the meaning set forth in Rev. Proc. 76-30, 1976-2 C.B. 647.

         "Loan Participant" shall mean and include each registered holder from time to time of an Equipment Note issued under the Indenture, including, so long as it holds any Equipment Notes issued thereunder, the Pass Through Trustee under the Pass Through Trust Agreement.

         "Majority In Interest" as of a particular date of determination shall mean with respect to any action or decision of the holders of the Equipment Notes, the holders of more than 50% in aggregate unpaid principal amount of the Equipment Notes, if any, then outstanding which are affected by such decision or action, excluding any Equipment Notes held by the Owner Participant or the Lessee or an Affiliate of the Owner Participant or the Lessee unless all Equipment Notes are so held.

         "Make-Whole Amount" shall mean, with respect to the principal amount of any Equipment Note to be prepaid on any prepayment date, the amount which the Investment Banker determines as of the third Business Day prior to such prepayment date to equal the product obtained by multiplying (a) the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest from the prepayment date to maturity of such Equipment Note, discounted semi-annually on each July 1 and January 1 at a rate equal to the Treasury Rate, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Equipment Note plus any accrued but unpaid interest thereon by (b) a fraction the numerator of which shall be the principal amount of such Equipment Note to be prepaid on such prepayment date and the denominator of which shall be the aggregate unpaid principal amount of such Equipment Note; provided that the aggregate unpaid principal amount of such Equipment Note for the purpose of clause (a)(ii) and
(b) of this definition shall be determined after deducting the principal installment, if any, due on such prepayment date.

         "Mandatory Refinancing Date" shall mean ____________, 200_.

         "Modification" shall have the meaning specified in Section 9.2 of the Lease.

         "Multiple Loss Determination Date" shall have the meaning specified in
Section 11.2 of the Lease.

         "Multiple Loss Payment Date" shall have the meaning specified in
Section 11.2 of the Lease.

         "Net Economic Return" shall mean the net after-tax book yield and total after-tax cash flow (but not the pattern of earnings) expected by the original Owner Participant with respect to the Equipment, utilizing the multiple investment sinking fund method of analysis and the same assumptions as used by such Owner Participant in making the computations of Basic Rent, Stipulated Loss Value and Termination Value initially set forth in Schedules 3, 4 and 5 to the Participation Agreement.

         "Non-Severable Modification" shall mean any Modification that is not readily removable without impairing the value, utility or remaining useful life of the Equipment or any Unit immediately prior to removal of such modification, other than in a de minimis nature.

         "Officer's Certificate" shall mean a certificate signed (i) in the case of a corporation by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, and (iii) in the case of a commercial bank or trust company, the Chairman or Vice Chairman of the Executive Committee or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice President, or any other officer or assistant officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Operative Agreements" shall mean the Participation Agreement, the Bill of Sale, the Trust Agreement, the Pass Through Trust Agreement, the Pass Through Certificates, the Equipment Notes, the Lease, the Lease Supplements, the Indenture, the Indenture Supplements, the Tax Indemnity Agreement and the Underwriting Agreement.

         "Outside Date" shall have the meaning specified in Section 22.3 of the Lease.

         "Outside Date Purchase Price" shall mean, with respect to any Unit, the amount equal to the product of the percentage set forth in Schedule 9 to the Participation Agreement and the Equipment Cost for such Unit.

         "Owner Participant" shall mean ___________________________ and its successors and permitted assigns.

         "Owner Participant Agreements" shall mean the Operative Agreements to which the Owner Participant is or will be a party.

         "Owner Trustee" shall mean ____________________, a ___________________, not in its individual capacity but solely as Owner Trustee under the Trust Agreement and its successors thereunder.

         "Owner Trustee Agreements" shall mean the Operative Agreements to which the Owner Trustee, either in its individual or fiduciary capacity, is or will be a party.

         "Participants" shall mean the Loan Participant and the Owner
Participant.

         "Participation Agreement" shall mean the Participation Agreement (UTC Trust No. 1996-A) (L-14_) dated May __, 1996, among the Lessee, the Pass Through Trustee, the Owner Participant, the Owner Trustee and the Indenture Trustee.

         "Pass Through Certificates" shall mean the Pass Through Certificates issued pursuant to a Pass Through Trust Agreement.

         "Pass Through Trust Agreement" shall mean either or both, as the context may require, of the Pass Through Trust Agreements, dated May __, 1996, one of which is between the Lessee and the Pass Through Trustee and the other of which is among the Lessee, Procor Limited and the Pass Through Trustee.

         "Pass Through Trustee" shall mean _______________, a ________________, in its capacity as trustee under each Pass Through Trust Agreement, and each other person which may from time to time be acting as successor trustee under a Pass Through Trust Agreement.

         "Pass Through Trustee Agreements" shall mean the Operative Agreements to which the Pass Through Trustee is or will be a party.

         "Permitted Liens" with respect to the Equipment and each Unit thereof shall mean: (i) the interests of the Lessee and the Owner Trustee under the Lease and the Lease Supplements; (ii) the interest of the Lessee and any sublessee as provided in any sublease permitted pursuant to Section 8.3 of the Lease; (iii) any Liens thereon for taxes, assessments, levies, fees and other governmental and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or interference with the payment of Rent; (iv) any Liens of mechanics, suppliers, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of Lessee's (or if a sublease is then in effect, any sublessee's) business securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or interference with the payment of Rent; (v) the Lien and security interest granted to the Indenture Trustee under and pursuant to the Indenture, and the respective rights of the Loan Participant, the Indenture Trustee, the Owner Participant and the Owner

Trustee under the Operative Agreements; (vi) Liens arising out of any judgment or award against the Lessee (or any sublessee permitted pursuant to Section 8.3 of the Lease) with respect to which an appeal or proceeding for review is being presented in good faith and for the payment of which adequate reserves have been provided as required by generally accepted accounting principles or other appropriate provisions have been made and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and there exists no material risk of sale, forfeiture, loss, or loss of or interference with the use or possession of any Unit or any interest therein or interference with the payment of Rent, and (vii) salvage rights of insurers under insurance policies maintained pursuant to Section 12 of the Lease; provided, however, that the Lessee shall give notice to the Owner Trustee and the Indenture Trustee of any contest or appeal referred to in clauses (iii),
(iv) or (vi) of the foregoing definition where the amount in question exceeds $1,000,000.

         "Permitted Subleases" shall have the meaning specified in Section 8.3 of the Lease.

         "Person" shall mean an individual, partnership, corporation, trust, association or unincorporated organization, and a government or agency or political subdivision thereof.

         "Quarterly Date" shall mean April 15, June 15, September 15 and December 15 following any Early Purchase Date, as applicable.

         "Refunding Date" shall have the meaning specified in Section 10.2(a) of the Participation Agreement.

         "Registration Statement" shall mean the registration statement filed by the Lessee (File Number 333-______), including incorporated documents, exhibits and financial statements, as amended at the time of the Initial Closing Date, including any post-effective amendment thereto which has become effective prior to the Initial Closing Date.

         "Related Indemnitee Group" shall have the meaning specified in Section 7.2(b) of the Participation Agreement.

         "Remaining Weighted Average Life" shall mean, with respect to any date of prepayment or any date of determination of any Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining principal payment on such Equipment Note by (ii) the number of days from and including the prepayment date or date of determination to but excluding the scheduled payment date of such principal payment by (b) the unpaid principal amount of such Equipment Note.

         "Renewal Term" shall mean, with respect to any Unit, any term in respect of which the Lessee shall have exercised its option to renew the Lease for such Unit pursuant to Section 22.4 thereof, including any Fixed Rate Renewal Term or Fair Market Renewal Term.

         "Rent" shall mean all Basic Rent and Supplemental Rent.

         "Rent Payment Date" or "Payment Date" shall mean each ____________ and _____________ of each year occurring during the Lease Term, commencing
__________, 199_ provided that if any such date shall not be a Business Day, then "Rent Payment Date" or "Payment Date" shall mean the next succeeding Business Day.

         "Replacement Unit" shall mean a covered hopper car or a tank car, as the case may be, which shall have been substituted for another such car and leased under the Lease pursuant to Section 10.4 or 11.4 of the Lease.

         "Required Modification" shall have the meaning specified in Section 9.1 of the Lease.

         "Responsible Officer" shall mean, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Operative Agreement, the President, or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer, who in the normal performance of his operational responsibility would have knowledge of such matters and the requirements with respect thereto.

         "STB" shall mean the Surface Transportation Board of the Department of Transportation.

         "Scheduled Closing Date" shall have the meaning specified in Section
2.7 of the Participation Agreement.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "Severable Modification" shall mean any Modification that is readily removable without causing material damage to the Equipment or any Unit and without diminishing the value, utility or useful life of such Unit below the value, utility or useful life of such Unit immediately prior to such Modification, assuming that such Unit was then in the condition required to be maintained by the terms of the Lease, other than in a de minimis nature.

         "Specified Investments" shall mean (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including the Indenture Trustee or Owner Trustee if such conditions are met), and (iv) repurchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in clauses (i) and (iii) above; provided that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal funds from an entity described in (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.

         "Stipulated Loss Value" for any Unit as of any date of determination shall mean the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in Schedule 4 to the Participation Agreement opposite the Rent Payment Date or the Determination Date, as applicable, on which such Stipulated Loss Value is being determined; provided that during any Renewal Term, "Stipulated Loss Value" shall be determined as provided in Section
22.6 of the Lease. Anything contained in the Lease or in the Participation Agreement to the contrary notwithstanding, Stipulated Loss Value for such Unit (both before and after any adjustment pursuant to Section 2.6 of the Participation Agreement or any deduction pursuant to Section 3.5 of the Lease) will, under any circumstances and in any event, be an amount which, together with any other amounts required to be paid by Lessee under the

Lease in connection with an Event of Loss, will be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal of the Equipment Notes issued in respect of such Unit, together with all unpaid interest and Make-Whole Amount, if any, thereon accrued to the date on which such amount is paid in accordance with the terms hereof and all other amounts then due to the holders of the Equipment Notes.

         "Storage Period" shall have the meaning specified in Section 6.3 of the Lease.

         "Subsequent Closing Date" shall have the meaning specified in Section
2.1 of the Participation Agreement.

         "Subsidiary" of any Person shall mean any corporation, association, or other business entity of which more than 50% (by number of votes) of the voting stock at the time outstanding shall at the time be owned, directly or indirectly, by such Person or by any other corporation, association or trust which is itself a Subsidiary within the meaning of this definition, or collectively by such Person and any one or more such Subsidiaries.

         "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay under the Operative Agreements to or on behalf of any of the other parties thereto, including, but not limited to, Termination Value and Stipulated Loss Value payments.

         "Taxes" shall have the meaning specified in Section 7.1(b) of the Participation Agreement.

         "Tax Indemnitee" shall have the meaning specified in Section 7.1 of the Participation Agreement.

         "Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement dated May __, 1996 between the Lessee and the Owner Participant.

         "Terminated Units" shall have the meaning specified in Section 10.1 of the Lease.

         "Termination Date" shall have the meaning specified in Section 10.1 of the Lease.

         "Termination Value" for any Unit as of any date of determination shall mean the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in Schedule 5 to the Participation Agreement opposite the Rent Payment Date or the Determination Date, as applicable, on which such Termination Value is being determined; provided that during any Renewal Term, "Termination Value" shall be determined as provided in Section 22.6 of the Lease. Anything contained in the Lease or in the Participation Agreement to the contrary notwithstanding, Termination Value for such Unit (both before and after any adjustment pursuant to Section 2.6 of the Participation Agreement or any deduction pursuant to Section 3.5 of the Lease) will, under any circumstances and in any event, be an amount which, together with any other amounts required to be paid by Lessee under the Lease in connection with such termination, will be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal of the Equipment Notes issued in respect of such Unit, together with all unpaid interest and Make-Whole Amount, if any, thereon accrued to the date on which such amount is paid in accordance with the terms thereof and all other amounts then due to the holders of the Equipment Notes.

         "Total Equipment Cost" shall mean the sum of the Equipment Cost for each Unit.

         "Transaction Costs" shall have the meaning specified in Section 2.5(a) of the Participation Agreement.

         "Transferee" shall have the meaning specified in Section 6.1(a) of the Participation Agreement.

         "Treasury Rate" shall mean with respect to prepayment of each Equipment Note, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) means "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third Business Day preceding the scheduled prepayment date.

         "Trust" shall have the meaning specified in the Trust Agreement.

         "Trust Agreement" shall mean that certain Trust Agreement (UTC Trust No. 1996-A) (L-14_), dated May __, 1996, between the Owner Participant and the Owner Trustee.

         "Trust Estate" shall have the meaning set forth in Section 2.2 of the Trust Agreement.

         "Trustee" shall mean each of the Owner Trustee, the Indenture Trustee or the Pass Through Trustee and "Trustees" shall mean the Owner Trustee, Indenture Trustee and the Pass Through Trustee, collectively.

         "Underwriters" shall mean Salomon Brothers Inc and Morgan Stanley & Co. Incorporated.

         "Underwriting Agreement" shall mean that certain Underwriting Agreement between the Lessee and the Underwriters, pertaining to the sale of the Pass Through Certificates.

         "Unit" shall mean each unit or item of Equipment.